UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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THE BOSTON BEER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2014

Dear Fellow Stockholder:

It is my pleasure to invite you to attend our 2014 Annual Meeting of Stockholders on June 4, 2014 at 9:00 a.m., Eastern Time, at our Samuel Adams Brewery, located at 30 Germania Street, Boston, Massachusetts.

At the Annual Meeting you will be asked to elect three Class A Directors and cast an advisory vote on executive compensation. As the sole holder of Class B Common Stock, I will elect five Class B Directors and cast a vote to ratify the selection of our independent registered public accounting firm.

One of the joys of our annual meetings is always to share with our stockholders both news about the company and samples of the beers that will support our long-term growth. More importantly, the meeting is an opportunity for you to ask questions and express opinions about the company, regardless of the number of shares that you own.

The Proxy Statement and Boston Beer’s Annual Report for the fiscal year ended December 28, 2013 are available at www.bostonbeer.com.

On behalf of the Board of Directors and Boston Beer’s management team, I thank you for your continued confidence and support of Boston Beer and our beers.

Cheers!

Jim Koch

Chairman of the Board of Directors

Notice of the 2014 Annual Meeting of Stockholders

June 4, 2014

9:00 AM, Eastern Time

Samuel Adams Brewery, 30 Germania Street, Boston, Massachusetts

To our Stockholders:

The 2014 Annual Meeting of the Stockholders of The Boston Beer Company, Inc. (“Boston Beer”, the “Company”, “we”, or “us”) will be held on Wednesday, June 4, 2014, at 9:00 a.m. at the Samuel Adams Brewery located at 30 Germania Street, Boston, Massachusetts.

The Class A Stockholders will meet for the following purposes:

1.	For the election of three (3) Class A Directors, each to serve for a term of one (1) year;
2.	To conduct an advisory vote to approve the compensation of our Named Executive Officers; and
3.	To consider and act upon any other business that may properly come before the meeting.

The sole holder of Class B Stock will attend for the following purposes:

1.	For the election of five (5) Class B Directors, each to serve for a term of one (1) year;
2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and
3.	To consider and act upon any other business that may properly come before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 4, 2014 as the record date for the meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. You may submit your proxy: (1) by mail using a traditional proxy card; (2) by calling the toll-free number listed on your proxy card; or (3) through the internet, as described in the enclosed materials. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. This Proxy Statement and accompanying proxy are being distributed on or about April 23, 2014.

April 23, 2014	Kathleen H. Wade
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 4, 2014

The Notice of Annual Meeting, Proxy Statement, and the Annual Report to Stockholders (the “Proxy Materials”) are available on the internet. You may access the Proxy Materials at http://www.bostonbeer.com.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider regarding the proposals being presented at the Annual Meeting. We recommend that you read the entire Proxy Statement before casting your vote.

Online Availability of Proxy Materials

Your proxy is being solicited for the Annual Meeting. A Notice of the Online Availability of Proxy Materials has been mailed to all stockholders of record advising that they can: (1) view all Proxy Materials online; or (2) request a paper or email copy of the Proxy Materials free of charge. We encourage stockholders to access their Proxy Materials online to reduce the environmental impact and cost of our proxy solicitation.

Eligibility to Vote

Only stockholders of record are permitted to vote at the Annual Meeting. You can vote if you held shares of Class A or Class B Common Stock as of the close of business on April 4, 2014. Each outstanding share of Boston Beer’s Class A and Class B Common Stock entitles the stockholder to one (1) vote on each matter properly brought before the Class.

2013 Business Highlights

Boston Beer’s business goal is to become the leading brewer in the Better Beer and Cider categories by creating and offering high quality full-flavored beers and ciders. With the support of a large, well-trained sales organization and world-class brewers, we strive to achieve this goal by brewing great products and increasing brand availability and awareness through distribution, advertising, point-of-sale, promotional programs, and drinker education. In late 2012, our Board of Directors and Executive Officers established several strategic and financial goals designed to increase sales and profitability, aggressively manage price and costs to achieve delivered gross margin and earnings goals, invest in our supply chain to meet demand and deliver great beers and ciders at competitive economics, and build an organization capable of driving growth and operating our breweries safely, while improving operational efficiencies, optimizing costs, and reducing risk. To that end, in 2013 our significant accomplishments included:

•	Net revenue of $739.1 million, an increase of $158.8 million, or 27%, from 2012

•	Earnings per diluted share of $5.18, an increase of $0.79, or 18%, compared to 2012 earnings per diluted share

•	Depletions (sales by our wholesalers to retailers) growth of 23%

•	Shipments (our sales to our wholesalers) growth of 25%

•	Cash and cash equivalents on hand as of December 28, 2013 of $49.5 million

•	Capital expenditures of approximately $104 million to expand our capacity, strengthen our organizational capability, and support the growth and increasing complexity of our business

Voting Matters and Board Recommendations

Item #	Voting Matters	Board Recommendation
Item 1	The election of each of the nominees for Class A Director, to be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy.	FOR each Director Nominee
Item 2	The non-binding advisory vote to approve the compensation of our Named Executive Officers, to be voted on by the holders of Class A Common Stock present in person or by proxy.	FOR
Item 3	The election of each of the nominees for Class B Director, to be decided by the affirmative vote of the sole holder of the outstanding shares of Class B Common Stock.	FOR each Director Nominee
Item 4	The ratification of Ernst & Young LLP, our independent registered public accounting firm, to be decided by the affirmative vote of the Class B Stockholder.	FOR

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Board Nominees

Class A Director Nominees

Name	Age	Director Since	Principal Occupation	Committees
David A. Burwick	52	2005	President and CEO of Peet’s Coffee & Tea, Inc.	Nom/Gov (Chair), Comp
Pearson C. Cummin, III	71	1995	Managing Member of Grey Fox Associates, LLC	Comp (Chair), Audit
Jean-Michel Valette*	53	2003	Chairman, Select Comfort Corporation	Audit, Nom/Gov

Class B Director Nominees

Name	Age	Director Since	Principal Occupation	Committees
Cynthia A. Fisher	53	2012	Founder, Managing Director of WaterRev, LLC	-
C. James Koch	64	1995	Founder, Chairman of Boston Beer	-
Jay Margolis	65	2006	Chairman/CEO of Caché, Inc.	Audit, Comp, Nom/Gov
Martin F. Roper	51	1999	President/CEO of Boston Beer	-
Gregg A. Tanner	57	2007	CEO of Dean Foods Company	Audit (Chair)

Abbreviations: Audit=Audit Committee; Comp=Compensation Committee; Nom/Gov=Nominating/Governance Committee

* Lead Director

Named Executive Officers

For the fiscal year ended December 28, 2013, Boston Beer’s “Named Executive Officers” consist of President and Chief Executive Officer Martin F. Roper, Treasurer and Chief Financial Officer William F. Urich, and the next three most highly compensated Executive Officers, namely Founder and Chairman C. James Koch, Vice President of Sales John C. Geist, and Vice President of Operations Thomas W. Lance.

Executive Compensation

Boston Beer’s executive compensation program is designed to attract, motivate, reward, and retain highly competent executives, with a focus on pay for performance through bonuses linked to company and individual performance targets and equity awards with performance-based vesting linked to depletions growth. Overall, Boston Beer believes it should provide competitive pay to its executives and align compensation with achieving its strategic goals and delivering strong company performance, both in terms of depletions growth and long-term stockholder value. Our compensation philosophy is to provide employees with an overall compensation package that provides strong performers with the opportunity to earn competitive compensation over the long term through a combination of base salary, cash incentives, and equity awards. As shown in the charts below, the pay mix of our CEO and of our other Named Executive Officers in 2013 is consistent with these goals. For example, in 2013, cash and equity incentives provided nearly 60% of the total potential compensation of our CEO and nearly 50% of the potential compensation, in the aggregate, of our other Named Executive Officers.

* Bonus Earned for other Named Executive Officers includes discretionary bonuses awarded outside of incentive bonus plans. Of the total potential compensation of our other Named Executive Officers, salary constituted 37% to 67%, bonuses earned (paid in 2014 based on 2013 performance) constituted 18% to 33%, and equity compensation, all of which was in the form of stock options, constituted 0% to 34%.

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Further, the chart below shows the alignment of company performance and the compensation of our CEO over the last three fiscal years:

Note: 2011 and 2012 EPS growth shown above is calculated based on adjusted EPS of $3.73 for 2011, which excludes the favorable impact of settlements of $1.08 per diluted share in 2011, compared to reported unadjusted EPS of $4.81 for 2011.

The actual compensation paid to each of our Named Executive Officers is discussed in the Compensation Discussion and Analysis, or CD&A, section of this Proxy Statement.

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FREQUENTLY ASKED QUESTIONS

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Boston Beer for use at the 2014 Annual Meeting of Stockholders and at any adjournments thereof.

1.	When and where is the Annual Meeting and who may attend?

The Annual Meeting will be held on Wednesday, June 4, 2014, at 9:00 a.m. ET at the Samuel Adams Brewery located at 30 Germania Street, Boston, Massachusetts. The Brewery will be open at approximately 8:30 am ET. Stockholders who are entitled to vote may attend the meeting, as well as our invited guests. Each stockholder is permitted to bring one guest.

DIRECTIONS TO THE BREWERY

FROM THE SOUTH OF BOSTON

Take 93N to exit 18 (Mass Ave and Roxbury Exit). Go straight down Melnea Cass Blvd toward Roxbury. Once on Melnea Cass Blvd you will go through seven lights. At the eighth light take a left on Tremont St (Landmark: Northeastern University and Ruggles T Station will be on your right when you turn onto Tremont St. Note: Tremont St eventually becomes Columbus Ave). Follow Tremont St through seven lights. Take a right on Amory St (Landmark: look for a big, powder blue Muffler Mart shop on the right – directly after Centre Street). Follow Amory St through 2 lights. After the 2nd light take a left on Porter St (Landmark: Directly after Boylston St). Go to the end of Porter St and the Brewery is on the right.

FROM THE NORTH OF BOSTON

Take 93S to exit 18 (Mass Ave and Roxbury exit) and follow the above directions.

FROM THE SUBWAY

Take the Orange Line outbound toward Forest Hills. Exit at the Stony Brook stop. Above ground take a left onto Boylston St. Take your first right onto Amory St. Then take your first left onto Porter St to Brewery gate (the Brewery will be at the end of Porter St on your right).

2.	Who is eligible to vote?

You can vote if you held shares of Class A or Class B Common Stock as of the close of business on April 4, 2014 (the “Record Date”). Each outstanding share of Boston Beer’s Class A and Class B Common Stock entitles the stockholder to one (1) vote on each matter properly brought before the Class. On the Record Date, we had outstanding and entitled to vote 9,209,734 shares of Class A Common Stock, $.01 par value per share, and 3,827,355 shares of Class B Common Stock, $.01 par value per share.

3.	I am eligible to vote and want to attend the Annual Meeting. What do I need to bring? Do I need to contact Boston Beer in advance of the Annual Meeting?

Stockholders of Record. If you are a Stockholder of Record and plan to attend the meeting, please bring your Admission Ticket, Notice, or other evidence of ownership if you voted by mail, or the Notice and photo identification if you voted by phone or internet. Stockholders of Record who do not present a Notice at the meeting will be admitted only upon verification of ownership at the admission counter. You do not need to contact us in advance to inform us that you will be attending.

Beneficial Owners. If you are a Beneficial Owner and plan to attend the meeting, you must present proof of ownership of Boston Beer shares as of April 4, 2014, such as the Notice you received from your broker or a brokerage account statement, and photo identification.

4.	What is the difference between holding shares as a “Stockholder of Record” and as a “Beneficial Owner”?

If your shares are registered in your name on the books and records of Computershare, our transfer agent, you are a “Stockholder of Record” (also sometimes referred to as a “Registered Stockholder”). If you are a Stockholder of Record, we sent the Notice directly to you.

If your shares are held by your broker or bank on your behalf, your shares are held in “Street Name” and you are considered the “Beneficial Owner.” If this is the case, the Notice has been forwarded to you by your broker, bank, or other holder of record.

5.	I am a Stockholder of Record. How do I vote?

By Internet or Telephone: You may vote your proxy by the internet or by telephone by following the instructions provided in the Notice. To vote by the internet, go to http://www.envisionreports/sam and follow the steps outlined on the secured website. To vote by telephone, call toll free at 1-866-540-5760. Internet and telephone voting for Stockholders of Record will be available 24 hours a day and will close at 11:59 p.m. ET on June 3, 2014.

By Mail: If you received the Notice of Annual Meeting, Proxy Statement, Proxy Card, and the Annual Report to Stockholders (the “Proxy Materials”), or if you requested that the Proxy Materials be sent to you by mail, you may vote by completing, signing, and dating the Proxy Card and returning it in the prepaid envelope.

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In Person at the Annual Meeting: You may vote in person at the Annual Meeting. If you voted via proxy before the meeting, you must revoke it in order to vote in person. If you need to revoke your proxy, please consult with a Boston Beer representative upon admission to the Annual Meeting.

6.	I am a Beneficial Owner. How do I vote?

As the Beneficial Owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by mail using the voting instruction card included in the mailing. You will receive instructions from your broker, bank, or other holder of record regarding how to provide direction on the voting of your shares. If you are a Beneficial Owner and wish to vote your shares in person at the Annual Meeting, you must bring a legal proxy from your bank, broker, or other holder of record.

7.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed Proxy Materials?

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are making the Proxy Materials available to our stockholders electronically via the internet. Unless you previously asked to receive the printed Proxy Materials, we mailed you a Notice containing instructions on how to access the Proxy Materials online, as well as how you may submit your proxy over the internet or by telephone. If you would like a printed copy of our Proxy Materials, please follow the instructions contained in the Notice.

8.	What is a “proxy” and what is a “proxy statement”?

A “proxy” is the legal designation of another person to vote the shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. A “proxy statement” is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating individuals to vote on your behalf.

9.	As a Class A Stockholder, what are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Item 1: Election of Three Class A Director Nominees

Voting Choices

•	Vote in favor of all nominees;

•	Vote in favor of specific nominees and withhold a favorable vote for specific nominees; or

•	Withhold authority to vote for all nominees.

The Board Recommends a Vote FOR Each of the Nominees.

Item 2: Non-binding Advisory Vote to Approve Boston Beer’s Named Executive Officer Compensation

Voting Choices

•	Vote in favor of the proposal;

•	Vote against the proposal; or

•	Abstain from voting for the proposal.

The Board Recommends a Vote, in an Advisory Manner, FOR Approval of the 2013 Compensation of Boston Beer’s Named Executive Officers and the Compensation Policies and Procedures as Described in this Proxy Statement.

10.	How many Class A votes must be present to hold the Annual Meeting?

The holders of a majority of the issued and outstanding Class A Common Stock are required to be present in person or to be represented by proxy at the Annual Meeting in order to constitute a “quorum” for the election of the Class A Directors and the advisory vote to approve the compensation of our Named Executive Officers. Similarly, the sole holder of Class B Common Stock is required to be present in person or to be represented by proxy at the Annual Meeting in order to constitute a “quorum” for the election of the Class B Directors and the vote to ratify the appointment of Boston Beer’s independent registered public accounting firm.

Abstentions and “withheld” votes will be counted as present in determining whether the quorum requirement is satisfied. Votes withheld with respect to the election of Class A Directors will have the same effect as negative votes. Similarly, abstentions will have the same effect as negative votes on the advisory vote regarding the compensation of our Named Executive Officers.

11.	What if I do not specify a choice for a matter when returning a proxy?

If you sign and return the proxy card without indicating your instructions, your shares will be voted FOR each of the agenda items for which you are entitled to vote and have not clearly indicated votes. In addition, if other matters come before the meeting, your proxy will have discretion to vote on these matters in accordance with their best judgment.

12.	What does it mean if I receive more than one Notice?

If you received multiple Notices, it means that you hold your shares in different ways (e.g., some shares held directly, some beneficially or in a trust, in custodial accounts, or by joint tenancy) or in multiple accounts. Each Notice you receive should be voted by internet, telephone, or mail.

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13.	May stockholders ask questions at the Annual Meeting?

Yes. After the formal business of the meeting has concluded and adjourned, the Chairman of the meeting will answer questions from stockholders during the designated question and answer period. In order to provide an opportunity for everyone who wishes to ask a question, stockholders may be limited to two minutes each to present their question. When speaking, stockholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting. Stockholders will not be able to make statements.

14.	When will Boston Beer announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a Current Report on Form 8-K filed with the SEC within four business days after the meeting.

15.	I lost my Notice. How am I able to vote?

You will need the control number found on the bottom of your Notice to be able to vote your shares. If you have not received your Notice by May 14, 2014, or have lost or misplaced your Notice, please  contact our transfer agent, Computershare, at 888-877-2890 or www.cpushareownerservices.com, to get your control number if you are a Registered Stockholder. If you are a Beneficial Owner, please contact your bank, broker, or other holder of record.

16.	Can I revoke or change my proxy?

You may revoke or change your proxy at any time before it is exercised by: (1) delivering to Boston Beer a signed proxy card with a date later than your previously delivered proxy; (2) voting in person at the Annual Meeting after revoking your proxy; (3) granting a subsequent proxy through the internet or telephone; or (4) sending a written revocation to our Corporate Secretary, Kathleen H. Wade. Your most current proxy is the one that will be counted.

17.	Who incurs the expenses of the proxy solicitation?

All reasonable proxy soliciting expenses incurred in connection with the solicitation of proxies for the Annual Meeting will be borne by Boston Beer. Our officers and employees may solicit proxies by mail, telephone, fax, or personal contact, without being additionally compensated. In addition, Boston Beer has retained Georgeson Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $7,500, plus reimbursement of reasonable out-of-pocket expenses.

18.	How can I contact Boston Beer?

Our corporate headquarters are located at One Design Center Place, Suite 850, Boston, Massachusetts 02210. Our main telephone number is (617) 368-5000. Our investor website is www.bostonbeer.com.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Class A Common Stock and Class B Common Stock as of April 4, 2014, by:

•	Each person (or group of affiliated persons) known by us to be the beneficial owner(s) of more than 5% of our outstanding Class A Common Stock and Class B Common Stock;

•	Our current Directors, all of whom are nominees for reelection as Directors;

•	Our Named Executive Officers; and

•	All our current Directors and Executive Officers as a group.

The address of all our Directors and Executive Officers is c/o The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210. The information provided in the table is based on our records, information on file with the SEC, and information provided to us, except as otherwise noted.

Beneficial ownership is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and also any shares that the individual has the right or option to acquire under certain circumstances. Unless otherwise indicated, each person named below held sole voting and investment power over the shares listed. All shares are Class A Common Stock, except for shares of Class B Common Stock, all of which are held by C. James Koch.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
C. James Koch(1)	4,111,474	31.5%
Martin F. Roper(2)	271,030	2.9%
Cynthia A. Fisher(3)	242,965	2.6%
Thomas W. Lance(4)	48,357	*
William F. Urich(5)	44,229	*
Jean-Michel Valette(6)	35,625	*
David A. Burwick(7)	34,530	*
Pearson C. Cummin, III(8)	33,341	*
Gregg A. Tanner(9)	32,125	*
Jay Margolis(10)	24,125	*
John C. Geist(11)	702	*
All Directors and Executive Officers as a group (15 people)	4,702,622	36.1%
Owners of 5% or More of the Company’s Outstanding Shares:
FMR LLC(12) 82 Devonshire Street, Boston, MA 02109	1,043,123	11.8%
Black Rock, Inc.(13) 40 E. 52nd Street New York, NY 10022	727,611	8.2%
Neuberger Berman Group LLC(14) Neuberger Berman LLC Neuberger Berman Management LLC Neuberger Berman Equity Funds 605 Third Avenue, New York, NY 10158	699,733	7.9%
The Vanguard Group, Inc.(15) 100 Vanguard Blvd., Malvern, PA 19355	571,699	6.5%

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*	Represents holdings of less than one percent (1%).
(1)	Includes 3,827,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock, options to acquire 38,965 shares of Class A Common Stock exercisable currently or within sixty (60) days, 23,486 shares of Class A Common Stock held by Mr. Koch as custodian for the benefit of his minor children, and 5,000 shares of Class A Common Stock held as trustee in a trust for which Mr. Koch is the sole beneficiary. Also includes 185,436 shares of Class A Common Stock reported as beneficially owned by Cynthia A. Fisher, Mr. Koch’s spouse, consisting of 3,656 shares of Class A Common Stock held as custodian for the benefit of her minor children, 2,532 shares of Class A Common Stock held as trustee of irrevocable trusts for the benefit of her minor children, 44,248 shares of Class A Common Stock held in a collection of generation skipping trusts, as to which Ms. Fisher has sole voting and investment power and as to which Mr. Koch disclaims beneficial ownership, and 135,000 held by Ms. Fisher as trustee of a grantor retained annuity trust.
(2)	Includes options to acquire 270,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.
(3)	Includes options to acquire 6,606 shares of Class A Common Stock exercisable currently or within sixty (60) days. Also includes 3,656 shares of Class A Common Stock held by Ms. Fisher as custodian for the benefit of her minor children, 2,532 shares of Class A Common Stock held by Ms. Fisher as trustee of irrevocable trusts for the benefit of her minor children, 135,000 shares of Class A Common Stock held by Ms. Fisher as trustee of a grantor-retained annuity trust, 44,248 shares of Class A Common Stock held by Ms. Fisher as trustee of a collection of generation-skipping trusts, and 27,437 shares of Class A Common Stock held in trust by a limited liability company of which Ms. Fisher is the manager and to which Ms. Fisher disclaims beneficial ownership. Also includes 23,486 shares of Class A Common Stock reported as beneficially owned by C. James Koch, Ms. Fisher’s spouse, as custodian for the benefit of their minor children, for which Mr. Koch has sole voting and investment power and as to which Ms. Fisher disclaims beneficial ownership.
(4)	Includes options to acquire 45,115 shares of Class A Common Stock exercisable currently or within sixty (60) days and 653 shares of Class A Common Stock purchased under the Company’s Investment Share Program which are not yet vested.
(5)	Includes options to acquire 40,200 shares of Class A Common Stock exercisable currently or within sixty (60) days and 702 shares of Class A Common Stock purchased under the Company’s Investment Share Program which are not yet vested.
(6)	Includes options to acquire 19,125 shares of Class A Common Stock exercisable currently or within sixty (60) days.
(7)	Includes options to acquire 34,125 shares of Class A Common Stock exercisable currently or within sixty (60) days.
(8)	Includes options to acquire 24,125 shares of Class A Common Stock exercisable currently or within sixty (60) days.
(9)	Consists of options to acquire 32,125 shares of Class A Common Stock exercisable currently or within sixty (60) days.
(10)	Includes options to acquire 21,625 shares of Class A Common Stock exercisable currently or within sixty (60) days.
(11)	Consists of 702 shares of Class A Common Stock purchased under the Company’s Investment Share Program which are not yet vested.
(12)	Information is based on a Schedule 13G filed with the SEC on February 14, 2014 by FMR LLC, which reported sole voting power with respect to 15,281 shares and sole dispositive power with respect to 1,043,123 shares.
(13)	Information is based on a Schedule 13G filed with the SEC on January 28, 2014 by BlackRock, Inc., which reported sole voting power with respect to 701,977 shares and sole dispositive power with respect to 727,611 shares.
(14)	Information is based on a Schedule 13G filed with the SEC on February 12, 2014 by Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds, which reported that these entities may be deemed to beneficially own all of the shares reported in the table. Neuberger Berman Group LLC and Neuberger Berman LLC each reported shared voting power with respect to 698,333 shares and shared dispositive power with respect to 699,733 shares. Neuberger Berman Management LLC reported shared voting power and shared dispositive power with respect to 640,291 shares. Neuberger Berman Equity Funds reported shared voting power and shared dispositive power with respect to 573,019 shares. These entities also reported that the holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC, and Neuberger Berman Fixed Income LLC, affiliates of Neuberger Berman LLC, are also aggregated to comprise the shares reported.
(15)	Information is based on a Schedule 13G filed with the SEC on February 11, 2014 by The Vanguard Group, Inc., which reported sole voting power with respect to 11,928 shares, shared dispositive power with respect to 11,228 shares, and sole dispositive power with respect to 560,471 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers and persons who own more than 10% of our outstanding Class A Common Stock to file reports regarding their beneficial ownership of our stock with the SEC. Based solely upon a review of those filings furnished to us and written representations in the case of our Directors and Executive Officers, we believe all reports required to be filed under Section 16(a) with the SEC were timely filed in 2013, with three exceptions: Ms. Kathleen Wade filed two Form 4s late and Mr. C. James Koch filed one Form 4 late, each Form 4 reporting one transaction, due to administrative oversight.

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NOMINEES FOR BOARD OF DIRECTORS

The Nominees for our Board of Directors have been proposed in accordance with our Articles of Organization, By-Laws, and Corporate Governance Guidelines. Below are the nominees for election as Class A and Class B Directors, respectively, for a one-year term ending in 2015. As outlined in more detail below, each nominee has extensive business and senior management experience, and together they represent a diverse group of individuals with particular skills and experience in the areas that we consider to be the most critical to our business and prospects, including knowledge of and experience in the alcohol beverage industry, marketing and brand development, operations and supply chain management, finance, sales, corporate governance, and general enterprise management.

Nominees for Class A Director

We recommend that holders of Class A Common Stock vote “FOR” each nominee listed.

David A. Burwick

Independent Class A Director Nominee

Age: 52

Director Since: 2005

Committees: Nominating/Governance Committee (Chair), Compensation Committee

Other Public Company Directorships: None

In December 2012, Mr. Burwick was appointed President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company based in California. Prior to this role, starting in April 2010, Mr. Burwick served as President, North America of Weight Watchers International, Inc., a publicly-held company based in New York City and a leading provider of weight management services. Mr. Burwick previously had been Senior Vice President and Chief Marketing Officer of PepsiCo North American Beverages, headquartered in Purchase, New York, until September 2009. Before assuming that position in April 2008, he had been Executive Vice President, Commercial, of PepsiCo International and President of Pepsi-QTG Canada, headquartered in Toronto, a position he held from November 2005 to March 2008. Mr. Burwick held several positions with Pepsi-Cola North America, including serving as Senior Vice President and Chief Marketing Officer from June 2002 until immediately prior to his move to Pepsi-QTG Canada.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Burwick has extensive experience in marketing consumer products. His significant experience in the beverage industry has also been integral in helping shape our overall brand development strategies. Mr. Burwick’s broad senior management experience is also an asset to our Compensation Committee, on which he has served since May 2005, including as Chair from May 2006 to May 2013, and our Nominating/Governance Committee, on which he has served since May 2005. Mr. Burwick holds an MBA from Harvard Business School.

Pearson C. Cummin, III

Independent Class A Director Nominee

Age: 71

Director Since: 1995

Committees: Compensation Committee (Chair), Audit Committee

Other Public Company Directorships: None

Mr. Cummin has been active as a private investor for many years and is currently the Managing Member of Grey Fox Associates, LLC, a private investment company headquartered in Greenwich, Connecticut. He served as a Director of Pacific Sunwear of California, Inc., a California-based specialty apparel retailer, from 1988 through March 2010, where he also had served as chair of its Compensation Committee and a member of its Audit and Nominating/Governance Committees. Mr. Cummin also served as the Secretary/Treasurer of the American Diabetes Association in 2012. From 1986 through 2002, he served as a general partner of Consumer Venture Partners, a Greenwich, Connecticut-based venture capital firm.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Cummin is an experienced investor and venture capitalist with extensive experience in finance, public company corporate governance, and executive compensation matters. He has served on our Audit Committee since 1995, having served as its Chair from May 1996 to May 2013, and on our Compensation Committee since May 1997. He qualifies as a financial expert, having an MBA degree from Harvard Business School, as the former general partner of a venture capital firm, and as the former chairman of the Audit Committee of Pacific Sunwear, a publicly-traded company.

Jean-Michel Valette

Independent Class A Director Nominee

Age: 53

Director Since: 2003

Committees: Nominating/Governance Committee, Audit Committee

Other Public Company Directorships: Select Comfort Corporation

Mr. Valette currently serves as an independent advisor to select branded consumer companies. Until November 2012 he was Chairman of the Board and a member of the Audit and Nominating/Governance Committees of Peet’s Coffee & Tea Inc., a California-based specialty coffee company; since then he is a Director and Chairman of its Audit and Valuation Committees. He is also Chairman of the Board and a member of the Audit Committee of Select Comfort Corporation, a Minneapolis-based bedding company. Until October 2006, he was also Chairman of Robert Mondavi Winery, a California wine company. Prior to assuming that position, he had served as President and Managing Director of Robert Mondavi Winery from October 2004 to January 2005. From May 2003 through May 2006, Mr. Valette served as a Class B Director of Boston Beer.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Valette has over twenty-five years of experience in management, public company corporate governance, strategic planning, and finance, with extensive experience in the alcohol beverage industry. He also holds an MBA from Harvard Business School. He also serves as a director of several private companies. Mr. Valette served as the Chair of our Nominating/ Governance Committee from May 2004 until May 2013 and has served as a member of our Audit Committee since May 2003. He was named Boston Beer’s Lead Director in May 2013.

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Nominees for Class B Director

Cynthia A. Fisher

Class B Director Nominee

Age: 53

Director Since: 2012

Committees: None

Other Public Company Directorships: None

In 2011, Ms. Fisher founded WaterRev, LLC, an investment company located in Newton, Massachusetts, focused on opportunities in water conservation and potability. She is also an independent investor and consults to corporate boards and executive management teams, primarily in the life sciences. In 1992, Ms. Fisher founded ViaCord, Inc., a cord blood stem cell banking company, and served as CEO of Viacord, Inc. from 1993 to 2000. In 2000, she co-founded ViaCell, Inc., a cellular medicines company and successor to ViaCord, which went public in 2005. Ms. Fisher served as ViaCell’s President from 2000 to 2001 and as a member of its Board of Directors until 2002. Ms. Fisher is the wife of C. James Koch, Boston Beer’s Founder and Chairman of the Board of Directors.

Specific qualifications and experience of particular relevance to Boston Beer

In addition to her extensive executive management experience, Ms. Fisher holds various governance positions. She currently serves on the Board of Directors for Water.org, the Board of Trustees of Ursinus College, the Advisory Board of Harvard Medical School for Systems Biology, and the Board of Advisors for the Micheli Center for Sports Injury Prevention, all private not-for-profit businesses. Ms. Fisher holds an MBA from Harvard Business School. She received her B.S. degree in biophysics and an Honorary Doctorate of Science from Ursinus College. She brings significant entrepreneurial experience, as well as insight in business strategy, operations, and consumer marketing to the Board’s overall business perspective.

C. James Koch

Class B Director Nominee

Age: 64

Director Since: 1995

Committees: None

Other Public Company Directorships: None

Mr. Koch founded Boston Beer in 1984 and currently serves as its Chairman. Until January 2001, Mr. Koch also served as the Company’s Chief Executive Officer. He also served as the Company’s Secretary/Clerk until May 2010. Prior to starting Boston Beer, he had worked as a consultant for an international consulting firm, with a focus on manufacturing.

Specific qualifications and experience of particular relevance to Boston Beer

His thirty years at the helm of Boston Beer, during which it has grown from a small start-up company to its current position, is a testament to his skill in brewing, strategy, brand development, and industry leadership.

Jay Margolis

Independent Class B Director Nominee

Age: 65

Director Since: 2006

Committees: Audit Committee, Compensation Committee, Nominating/ Governance Committee

Other Public Company Directorships: Caché, Inc.

Mr. Margolis is Chairman and CEO of Caché, Inc., a publicly-held specialty chain of women’s apparel stores headquartered in New York. Prior to joining Caché in February 2013, Mr. Margolis was Chairman of Intuit Consulting LLC, a consulting firm specializing in retail, fashion, and consumer products located in Watermill, New York. He serves on the Board of Directors of Godiva Chocolatier Inc., a privately-held, high-end specialty chocolate manufacturer and retailer, with its North American headquarters located in New York, New York. From October 2005 through July 2007, Mr. Margolis served as the President and CEO of the Apparel Group of Limited Brands located in Ohio. Before assuming that position, he had been President and Chief Operating Officer of Massachusetts-based Reebok, Inc. since 2001, where he also served as a Director. Prior to that he served on the boards and as an executive officer of other well-known clothing brands.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Margolis has significant knowledge in consumer products retailing, merchandising, consumer insights, strategic planning, and public company corporate governance. His extensive senior management experience has been an asset to the Board since he became a Director in 2006. Mr. Margolis has served on our Compensation and Nominating/Governance Committees since May 2006 and re-joined the Audit Committee in May 2013, after having previously served on the Audit Committee from May 2006 to December 2007.

Martin F. Roper

Class B Director Nominee

Age: 51

Director Since: 1999

Committees: None

Other Public Company Directorships: Lumber Liquidators, Inc.

Mr. Roper is Boston Beer’s President and Chief Executive Officer, a position he has held since January 2001. Mr. Roper joined Boston Beer as Vice President of Manufacturing and Business Development in September 1994, became the Chief Operating Officer in April 1997, and became President and Chief Operating Officer in December 1999. In April 2006, Mr. Roper joined the Board of Directors of Lumber Liquidators, Inc., a Virginia-based hardwood flooring retailer. He is Chair of its Compensation Committee and a member of its Audit Committee. Mr. Roper holds a master’s degree in manufacturing, as well as an MBA from Harvard Business School. Prior to joining Boston Beer, he worked as a strategy consultant and led small manufacturing companies in turn-around situations.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Roper’s experience, both prior to and since joining Boston Beer, provides strength in operations, strategy, finance, public company corporate governance, and general management.

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Gregg A. Tanner

Independent Class B Director Nominee

Age: 57

Director Since: 2007

Committees: Audit Committee (Chair)

Other Public Company Directorships: Dean Foods Company

Mr. Tanner is currently Chief Executive Officer of Dean Foods Company of Dallas, Texas, a position he has held since November 2012, after having served as its President, Fresh Dairy Direct, and Chief Supply Chain Officer since November 2007. From July 2006 through October 2007, Mr. Tanner was Senior Vice President of Global Operations for The Hershey Company of Hershey, Pennsylvania. He was with ConAgra Foods of Omaha, Nebraska from September 2001 through July 2005, holding the position of Senior Vice President, Retail Supply Chain from June 2002 through July 2005. Prior to that, Mr. Tanner held positions of increasing responsibility at the Quaker Oats Company and Ralston Purina Company.

Specific qualifications and experience of particular relevance to Boston Beer

Mr. Tanner has over thirty years of operations, supply chain management, and general management experience in the food and beverage industry, with significant experience in risk management. He also qualifies as a financial expert in that he has overseen profits, losses, and balance sheets in senior executive roles for S&P 500 companies. Mr. Tanner has been a member of our Audit Committee since he joined the Board in December 2007.

CORPORATE GOVERNANCE

We are committed to having effective corporate governance and high ethical standards because we believe that these values support our long-term performance. Our Articles of Organization, By-Laws, Corporate Governance Guidelines, the charters of the Board’s committees, and our Code of Business Conduct and Ethics provide the framework of our corporate governance standards. These documents are available on our investor website, www.bostonbeer.com, and are also available in print by request. Requests should be directed to our Investor Relations Department, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210.

Director Independence

The Board currently consists of eight Directors, comprised of three Directors who were elected by the Class A Stockholders and five Directors who were elected by the sole Class B Stockholder. All three of the individuals standing for reelection as Class A Directors – David A. Burwick, Pearson C. Cummin III, and Jean-Michel Valette – and two of the five individuals standing for reelection as Class B Directors – Jay Margolis and Gregg A. Tanner – constituting a majority of the Board of Directors, have no material relationship with Boston Beer (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company) and are independent, as determined in accordance with the director independence standards of the New York Stock Exchange (“NYSE”) and the SEC. Only independent Directors serve as members of the Audit, Compensation, and Nominating/Governance Committees.

Board Leadership Structure

Since 2001, Boston Beer has separated the roles of Chief Executive Officer and Chairman. We believe that this strengthens the Company by allowing the Chief Executive Officer to focus on the day-to-day management of the business and the Chairman to focus on leadership of the Board of Directors, issues of beer quality and innovation, and overall brand strategy and awareness. The Chairman continues to be active in our business, but with more focus in critical areas of the business and outreach, including participation in industry trade associations. Both the Chairman and the Chief Executive Officer participate fully in deliberations of the Board of Directors. On May 29, 2013, upon the recommendation of the Nominating/Governance Committee, the Board of Directors voted to establish a position of Lead Director and adopted a Charter for the position. The non-management members of the Board of Directors then appointed Jean-Michel Valette as the Lead Director. The role of the Lead Director is to serve in a lead capacity to coordinate the activities of the other non-management Directors, including but not limited to: (i) presiding at meetings of the Board in the absence of, or upon the request of, the Chairman; (ii) presiding over all executive meetings of non-management Directors and reporting to the Board concerning such meetings; (iii) reviewing Board agendas in collaboration with the Chairman and CEO and recommending matters for the Board to consider; (iv) serving as a liaison between Directors and the Chairman and CEO without inhibiting direct communications between the Chairman, CEO, and other Directors; (v) serving as the principal liaison for consultation and communication between Directors and stockholders; and (vi) advising the Chairman concerning the retention of advisors and consultants who report directly to the Board.

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Executive Sessions of the Board

The independent Directors regularly meet in scheduled executive sessions without management. A portion of each executive session includes the Chairman and the one non-management Director who is not independent, and another portion includes only the independent Directors. The Lead Director leads these sessions, and at the conclusion of each executive session reports back to the Chairman and the Chief Executive Officer on the executive session discussions. The independent Directors met formally in executive sessions four times during the Company’s 2013 fiscal year.

Board Risk Oversight

The Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its responsibilities set forth in its charter. As further described below under the headings “Audit Committee” and “Compensation Committee,” the Audit Committee and management discuss policies regarding Boston Beer’s risk assessment and risk management programs and processes and the Compensation Committee reviews the risks associated with Boston Beer’s compensation practices.

Review of Related Party Transactions

Under our Code of Business Conduct and Ethics, our Officers, Directors, and employees are required to report any proposed related-party transactions to our Compliance Officer, who will bring them to the attention of the Audit Committee. Since the beginning of the last fiscal year, we have had no transactions with our Officers, Directors, their immediate family members, or any stockholder owning 5% or more of our outstanding stock, nor do we currently have any proposed transactions, in which Boston Beer is or was a participant and in which any such related person had or will have a direct or indirect material interest.

Board Meetings and Attendance

We believe that all members of the Board of Directors should attend and actively participate in meetings of the Board and of its Committees. Directors are also strongly encouraged to attend meetings of stockholders.

During the Company’s 2013 fiscal year, there were four regular meetings of the Board of Directors. All four regular meetings were held at our headquarters in Boston, Massachusetts.

All Directors attended the 2013 Annual Meeting of Stockholders, which was held at our brewery in Boston, Massachusetts. At this meeting, the Directors had the opportunity to meet directly with several of our individual stockholders, many of whom have held stock since our initial public offering in 1995.

During the 2013 fiscal year, each of our Directors attended all of the meetings of the Board of Directors. Additionally, each of our Directors attended at least 75% of the meetings of the committees on which the Director served.

Board Committee Structure

There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating/Governance Committee. Membership on these committees is limited to independent Directors. Membership on the Committees of the Board of Directors currently is:

Director	Audit	Compensation	Nom/Gov
David A. Burwick*		X	Chair
Pearson C. Cummin, III*	X	Chair
Cynthia A. Fisher
C. James Koch
Jay Margolis*	X	X	X
Martin F. Roper
Gregg A. Tanner*	Chair
Jean-Michel Valette*	X		X

*    Independent Director

Ms. Fisher, Mr. Koch, and Mr. Roper are not independent Directors.

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Each of the committees operates under a written charter adopted by the Board and reviews these charters annually and makes recommendations for revisions to the Board. On May 29, 2013, the Board voted to amend the Charter of the Compensation Committee. On February 12, 2014, the Board voted to amend the Corporate Governance Guidelines and the Charters for the Audit, Compensation, and Nominating/Governance Committees. Copies of the respective Charters, as amended, are available on Boston Beer’s investor website, www.bostonbeer.com. The function of each committee and attendance during 2013 are described below.

Audit Committee

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of Boston Beer’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s internal accounting and financial control systems and the annual independent audit of the Company’s financial statements. The Audit Committee appoints, evaluates, and determines the compensation of the Company’s independent auditors; reviews and approves the scope of the annual audit of the Company’s financial statements and the fees for such audit; pre-approves all other audit and non-audit services provided to the Company by the independent auditors; reviews the Company’s disclosure controls and procedures, internal controls, and corporate policies relating to financial information and earnings guidance; and reviews other risks that may have a significant impact on the Company’s financial statements. Each year, the Audit Committee reviews its charter and its performance and prepares the Audit Committee Report for inclusion in the annual proxy statement.

The Audit Committee is also responsible for the oversight of operational, governance, and other risks that could adversely affect Boston Beer’s business. To fulfill these oversight responsibilities, at each of its regular meetings, the Audit Committee meets with Boston Beer’s Director of Risk Management and Review, who is also responsible for the internal audit function, and with representatives of the Company’s independent registered public accounting firm. At its regular meetings, the Audit Committee also reviews and discusses potential material risks to the Company, and asks for and receives regular updates on steps taken by management to address those risks. Areas of focus in 2013 included regulatory compliance, quality and safety issues, scalability for growth and complexity, brand image, and employee engagement. The Audit Committee reports any risks that it believes could have a material adverse impact on the Company to the full Board of Directors.

The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met four times in 2013, with all members being in attendance and participating in at least 75% of those meetings. The Chairman, CEO, and CFO attended each of the meetings, but recused themselves when the Audit Committee met in executive sessions with the Director of Risk Management and Review or with the Company’s independent registered public accountants.

The Audit Committee Report is included in the Audit Information section of this Proxy Statement.

Compensation Committee

The Compensation Committee handles the Board’s responsibilities relating to compensation of Boston Beer’s Officers and Directors, exercising overall responsibility for evaluating and approving the Company’s compensation programs and policies relating to Officers and Directors. The Committee provides general oversight of Boston Beer’s compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to employment arrangements involving Executive Officers and Directors of the Company; reviews and approves corporate goals and objectives relevant to the compensation of the Chairman and CEO and other executives; evaluates the performance of the Chairman and the CEO and other executives in light of those goals and objectives; and sets the compensation level for the Chairman, the CEO, and the other Executive Officers. Members of the Compensation Committee perform an annual evaluation of the performance of the Chairman and the CEO, including obtaining feedback from other Executive Officers and a select group of senior managers. The Compensation Committee also considers areas of risk that may arise from Boston Beer’s compensation practices, not only relating to executives, but with respect to the Company as a whole. In carrying out its responsibilities, the Compensation Committee reports to the Board of Directors on a regular basis; reviews its own performance; reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board of Directors for its approval; and issues an annual report, including a discussion and analysis of executive compensation, for inclusion in the Proxy Statement.

In February 2013, the Compensation Committee considered and recommended to the Board the adoption of equity ownership guidelines for Directors and Executive Officers of the Company, which guidelines are more specifically discussed in the CD&A section of this Proxy Statement. It also reviewed and supported the recommendation of the Nominating/ Governance Committee regarding the adoption of a new, formal policy that bans hedging or pledging of Boston Beer stock by all Directors, Executive Officers, and other employees who are privy to material non-public information. Both policies were unanimously adopted by the Board in February 2013 and later incorporated into the Corporate Governance Guidelines and the Compensation Committee Charter. The Compensation Committee reviewed the progress made on the equity ownership guidelines at its meeting on February 12, 2014, which progress is discussed in more detail under the heading “Additional Compensation Policies and Practices” in this Proxy Statement. On that same date, the Compensation Committee approved certain changes to the cash component of the non-management Director compensation schedule, effective as of the 2014 Annual Meeting, as described under the heading “Director Compensation – Compensation Summary” in this Proxy Statement. Following the appointment of the Lead Director in May 2013, the Compensation Committee established the compensation for that position.

The Compensation Committee met four times in 2013. All members of the Compensation Committee attended and participated in at least 75% of the meetings. The CEO also attended each of the meetings.

The Compensation Discussion and Analysis and the Report of the Compensation Committee are included in this Proxy Statement.

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Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by recommending to the Board nominees for election as Directors, and nominees for each Board committee, evaluating the Board’s leadership structure, developing and recommending to the Board a set of corporate governance principles, and overseeing an annual evaluation of the Board.

The Nominating/Governance Committee, acting independently and with the sole Class B Stockholder, who elects the majority of the Board under Boston Beer’s Articles of Organization, periodically assesses the size and composition of the Board, including the existing experience, qualifications, attributes, and skills represented by the current Board members and those that could enhance the overall breadth and strength of the Board. The Committee also reviews director independence and any potential conflicts of interest; examines and discusses the analyses of Boston Beer’s corporate governance standards by proxy advisory firms; considers votes cast by stockholders; reviews communications with stockholders in order to ensure the adequacy of our corporate governance practices and policies; and makes recommendations to management and/or the Board of Directors for improvements.

Each year, the Nominating/Governance Committee formally reviews its charter and its performance as well as the adequacy of Boston Beer’s Corporate Governance Guidelines, recommending any necessary changes to the full Board for approval.

The Nominating/Governance Committee met three times in 2013, with all members attending and participating in each of the meetings.

Consideration of Nominees for Director

Identifying and Evaluating Nominees for the Board of Directors

The Nominating/Governance Committee employs a variety of methods for identifying and evaluating nominees for Director. The Committee identifies those attributes, qualifications, skills, and experience that Committee members believe should be reflected on the Board as a whole. Then, the Committee reviews the characteristics of the then-current Board and seeks to identify any particular perceived weakness or imbalance. In doing so, the Nominating/Governance Committee takes into consideration the results of the annual self-assessments performed by the Board and each of the standing committees and seeks input from the Board. The Committee also meets with the sole Class B Stockholder, who elects a majority of the Board pursuant to Boston Beer’s Articles of Organization.

The Nominating/Governance Committee has previously discussed the issue of term limits and does not believe that Director term limits should be established. The Committee has weighed the potential advantage of bringing “new blood” to the Board versus the disadvantage of losing valuable contributions by Directors who have developed expansive knowledge concerning the Company and its operations, which has historically resulted in increased contributions as a whole. The Committee believes that the Board’s annual self-evaluation serves as an appropriate alternative to term limits.

While the Board does not have a formal policy on diversity, the Nominating/ Governance Committee’s assessment of Board development takes experience, judgment, and diversity in all aspects of business relevant to Boston Beer’s affairs into account, all in the context of the perceived needs of the Board at the relevant time. Most recently, the Nominating/ Governance Committee worked with the sole Class B Stockholder to assess the candidacy of Cynthia A. Fisher. As the Nominating/Governance Committee anticipated, Ms. Fisher’s significant entrepreneurial experience has broadened the Board’s overall business perspective and diversity.

Candidates may come to the attention of the Nominating/Governance Committee through a number of sources, including current Board members, professional search firms, stockholders, or other persons. Candidates are evaluated at regular or special meetings of the Nominating/Governance Committee and may be considered at any point during the year. In making their evaluation, members of the Nominating/Governance Committee include a review of a candidate’s directorships in other public companies, as well as involvement in any regulatory or legal proceedings, or any sanctions or orders imposed by any self-regulatory organization.

Stockholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described in the above section. The same process is used for evaluating a director candidate submitted by a stockholder as is used in the case of any other potential nominee. Any stockholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair, Nominating/Governance Committee

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, Massachusetts 02210

If Boston Beer receives a communication from a stockholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chair of the Nominating/Governance Committee.

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Response to 2013 Annual Meeting and Stockholder Feedback

In 2013, all of Boston Beer’s Directors were elected by a majority of votes cast. In fact, as reported in our Form 8-K dated May 31, 2013, Mr. Burwick received a favorable vote of 99.4% of the votes cast, Mr. Valette received a favorable vote of 99.1% of the votes cast, and Mr. Cummin received a favorable vote of 78.3% of the votes cast.

Following the 2012 Annual Meeting of Stockholders, we made efforts to improve communication in the 2013 Proxy Statement, particularly related to the roles of the Class A and Class B Stockholders as governed by the Company’s Articles of Organization, board meeting attendance, and the expenditure of non-audit related fees. We also strengthened our corporate governance through the adoption of additional policies and procedures, including the adoption of a policy banning hedging or pledging Boston Beer stock and the establishment of equity ownership retention guidelines for Executive Officers and Directors.

Taking stockholder feedback into consideration, we intend to continue these efforts to maintain a strong corporate governance structure and engage in open communications with our stockholders.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors or any individual Director by submitting an email to the Company’s Board at bod@bostonbeer.com. All Directors have access to this email address. Communications that are intended specifically for non-management Directors should be sent to the email address above to the attention of the Chairman of the Nominating/Governance Committee.

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DIRECTOR COMPENSATION

Compensation Summary

After a review of the compensation paid to non-management Directors, the Board of Directors, acting on the recommendation of the Compensation Committee, approved certain changes to the cash component of non-management Director compensation, effective as of the 2014 Annual Meeting. The changes eliminate per-meeting attendance fees and increase certain annual retainer fees. These changes have been approved by the sole Class B Stockholder. The Board of Directors anticipates reviewing the compensation paid to non-management Directors biannually, with the next review to be completed in advance of the 2016 Annual Meeting. A summary of the elements of compensation for non-management Directors, before and after giving effect to the recently-approved changes, is set forth below:

Applies to	Payment For	Compensation in Effect Prior to 2014 Annual Meeting		Compensation in Effect After 2014 Annual Meeting	Payable(1)
All Non- Management Directors	One-time Award	Option for shares of Class A Common Stock valued at $115,000 as of the date of grant	(2)(3)	Same	Upon first-time election to the Board
All Non- Management Directors	Annual Award	Option for shares of Class A Common Stock valued at $115,000 as of the date of grant	(2)(3)	Same	Upon each election to the Board
All Non- Management Directors	Annual Retainer	$12,500		$30,000	Upon election to the Board
Lead Director	Annual Retainer	$10,000		$10,000	Upon appointment
Chair, Audit Committee	Annual Retainer	$13,000		$15,000	Upon appointment
Chair, Compensation Committee	Annual Retainer	$6,000		$10,000	Upon appointment
Chair, Nominating/ Governance Committee	Annual Retainer	$4,500		$9,000	Upon appointment
Members of Audit Committee (other than Chair)	Annual Retainer	$10,000		$10,000	Upon appointment to the Audit Committee
Members of Other Standing Committees (other than Chair)	Annual Retainer	$2,000		$2,000	Upon appointment to a standing committee other than the Audit Committee
All Non- Management Directors	Attendance at Regular Board Meeting in person	$4,000		$0	After attendance at the meeting
All Non- Management Directors	Attendance at Regular Board Meeting by telephone	$2,000		$0	After attendance at the meeting
All Non- Management Directors	Attendance at Special Board Meetings by telephone	$1,000		$0	After attendance at the meeting
All Committee Members	Attendance at Committee Meeting in person	$1,000		$0	After attendance at the meeting
All Committee Members	Attendance at Committee Meeting by telephone	$750		$0	After attendance at the meeting
(1)	All retainers and the annual option grant are pro-rated if the non-management Director is appointed after the annual meeting of stockholders.

(2)	All options to non-management Directors are granted under our Non-Employee Director Stock Option Plan, as amended and restated (the “Director Option Plan”). As provided in the Director Option Plan, options carry an exercise price equal to the fair market value of the underlying shares on the date of grant, are immediately fully vested, and expire ten (10) years after the date of grant or three (3) years after the grantee ceases to be a Director of the Company, whichever occurs sooner. The number of shares of Class A Common Stock registered under the Plan is 550,000 shares, with 115,269 remaining shares available for issuance as of December 28, 2013.

(3)	The number of shares of Class A Common Stock granted under the option was the greatest number of whole shares with a value of $115,000 as computed using the binomial option-pricing model and the average of the high and low price on the date of grant as the fair market value of the underlying shares.

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Director Compensation for Fiscal Year 2013

The following table sets forth certain information concerning the compensation of all Directors who are not Named Executive Officers for the Company’s fiscal year ended December 28, 2013. Information regarding the compensation of our Directors who also served as Named Executive Officers may be found under the CD&A and Executive Compensation sections of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
David A. Burwick	$41,750	$114,973	$0	$156,723
Pearson C. Cummin, III	$50,750	$114,973	$0	$165,723
Cynthia A. Fisher	$28,500	$114,973	$0	$143,473
Jay Margolis	$49,750	$114,973	$0	$164,723
Gregg A. Tanner	$46,750	$114,973	$0	$161,723
Jean-Michel Valette	$57,750	$114,973	$0	$172,723
(1)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during the fiscal year ended December 28, 2013 as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in Notes B and N to Boston Beer’s audited financial statements for the fiscal year ended December 28, 2013 included in Boston Beer’s Annual Report on Form 10-K filed with the SEC on February 25, 2014. Included in the assumptions used is the closing price on the date of grant as the fair market value of the underlying shares.

(2)	On May 29, 2013, upon election to the Board of Directors, each non-management Director was granted an option under the Director Option Plan to purchase 1,644 shares of Boston Beer’s Class A Common Stock at an exercise price of $151.49, the average of the high and low price of such stock on the date of grant. All options are fully vested as of the date of grant. As of December 28, 2013, the aggregate number of shares subject to stock options held by Directors who are not Named Executive Officers is shown below:

Name	Number of Option Shares
David A. Burwick	34,125
Pearson C. Cummin, III	24,125
Cynthia A. Fisher	6,606
Jay Margolis	21,625
Gregg A. Tanner	32,125
Jean-Michel Valette	19,125

EXECUTIVE OFFICERS

Information about our Executive Officers is set forth below. Our Executive Officers are elected annually by the Board of Directors, or upon joining Boston Beer at others times during the year, and hold office until their successors are elected and qualified or until their earlier resignation or removal.

C. James Koch, 64, currently serves as our Chairman. Mr. Koch founded Boston Beer in 1984 and was the Chief Executive Officer from that time until January 2001.

Martin F. Roper, 51, was appointed Boston Beer’s Chief Executive Officer in January 2001, and has been President of the Company since December 1999, after having served as our Chief Operating Officer since April 1997. He joined Boston Beer as Vice President of Manufacturing and Business Development in September 1994.

William F. Urich, 57, was appointed Chief Financial Officer and Treasurer of Boston Beer in September 2003. Prior to joining Boston Beer, Mr. Urich had been the Chief Financial Officer of Acirca, Inc., a producer of organic foods and beverages, from 2001 to 2003. From 1998 to 2000, Mr. Urich served as Vice President Finance and Business Development for United Distillers & Vintners, a subsidiary of Diageo, PLC, and from 1995 to 1998 as its Vice President Finance and Treasurer.

John C. Geist, 54, was appointed Boston Beer’s Vice President of Sales in February 2007, after serving as our National Sales Manager since December 1998. Mr. Geist joined the Company in 1997 from a large alcohol beverage distributor where he had been a sales manager.

David L. Grinnell, 56, was appointed Boston Beer’s Vice President of Brewing effective January 2008, after serving as the Company’s Director of Quality and Brewing since 2001. Mr. Grinnell joined Boston Beer in 1988 from New Amsterdam Brewing Company, where he was a founding member.

Thomas W. Lance, 60, joined Boston Beer as Vice President of Operations in January 2007. Prior to joining the Company, Mr. Lance had served as Executive Vice President of Ken’s Foods, Inc., a food product manufacturer located in Marlborough, MA, from January 2001 to January 2007. Prior to joining Ken’s Foods, Mr. Lance held a number of positions in operations with Bausch and Lomb, a manufacturer of vision care products located in Rochester, NY.

Ai-Li Lim, 44, is our Vice President of Human Resources. Prior to joining Boston Beer in February 2012, Ms. Lim had served as Senior Director of Human Resources at Vistaprint USA, Inc., an online provider of marketing products and services located in Lexington, MA for over three years. She served as Director of Management Effectiveness at Fidelity Human Resources Service at FMR LLC, part of the Fidelity group of companies, from 2007 to 2008. Before that, Ms. Lim worked for Monitor Group, a consulting firm for 13 years, serving during the last three years there as Global Human Asset Manager. The Monitor Group is now part of Deloitte Touche Tohmatsu Ltd.

Robert P. Pagano, 63, joined Boston Beer in February 2011 as Vice President of Brand Development. Mr. Pagano had previously served as Managing Director of the brand strategy firm Red Sky Insights, LLC, located in Sudbury, Massachusetts and New York, New York. From 2000-2006, he

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served as a partner of Monitor Group. In 1986, Mr. Pagano co-founded the advertising firm Pagano Schenck & Kay, Inc. In 1997, he sold his interest in the agency to become Senior Vice President and Group Account Director at Mullen Advertising, where he served until 2000.

Kathleen H. Wade, 64, joined Boston Beer in 1999 as Corporate Legal Director and Corporate Secretary. She became Secretary of the Company in 2010 and was appointed Vice President-Legal and Corporate Secretary in March 2012.

COMPENSATION DISCUSSION AND ANALYSIS

In this section of the Proxy Statement, we will describe the important components of our executive compensation program for our Named Executive Officers. In 2013, our Named Executive Officers were:

•	Martin F. Roper, President and Chief Executive Officer

•	C. James Koch, Founder and Chairman

•	William F. Urich, Treasurer and Chief Financial Officer

•	John C. Geist, Vice President of Sales

•	Thomas W. Lance, Vice President of Operations

This section of the Proxy Statement also provides an overview of our executive compensation program and explains how and why the Compensation Committee determined the specific compensation policies and decisions involving the Named Executive Officers.

Executive Summary

The key objectives of our executive compensation programs are to attract, motivate, and retain executives who drive the Company’s success.

2013 Business Highlights

Boston Beer’s business goal is to become the leading brewer in the Better Beer and Cider categories by creating and offering high quality full-flavored beers and ciders. With the support of a large, well-trained sales organization and world-class brewers, we strive to achieve this goal by brewing great products and increasing brand availability and awareness through distribution, advertising, point-of-sale, promotional programs, and drinker education. In late 2012, our Board of Directors and Executive Officers established several strategic and financial goals designed to increase sales and profitability, aggressively manage price and costs to achieve delivered gross margin and earnings goals, invest in our supply chain to meet demand and deliver great beers and ciders at competitive economics, and build an organization capable of driving growth and operating our breweries safely, while improving operational efficiencies, optimizing costs, and reducing risk.

To that end, in 2013 our significant accomplishments included:

•	Net revenue of $739.1 million, an increase of $158.8 million, or 27%, from 2012

•	Earnings per diluted share of $5.18, an increase of $0.79, or 18%, compared to 2012 earnings per diluted share

•	Depletions (sales by our wholesalers to retailers) growth of 23%

•	Shipments (our sales to our wholesalers) growth of 25%

•	Cash and cash equivalents on hand as of December 28, 2013 of $49.5 million

•	Capital expenditures of approximately $104 million to expand our capacity, strengthen our organizational capability, and support the growth and increasing complexity of our business

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Alignment of Company Performance with Named Executive Officer Compensation

We have three primary elements of total direct compensation: salary, annual cash incentives, and equity-based incentives, primarily in the form of stock options.

As a result of the significant equity grant made to the CEO in 2008, he received no equity compensation in 2013. As shown in the chart below on the left, in 2013 only 41% of the CEO’s potential total direct compensation was salary, with the balance of his potential cash compensation being performance-based. In 2013, 50.6% of the other Named Executive Officers’ total potential compensation in the aggregate was salary, with the balance being performance-based, as shown in the chart below on the right.

*	Bonus Earned for other Named Executive Officers includes discretionary bonuses awarded outside of incentive bonus plans. Of the total potential compensation of our other Named Executive Officers, salary constituted 37% to 67%, bonuses earned (paid in 2014 based on 2013 performance) constituted 18% to 33%, and equity compensation, all of which was in the form of stock options, constituted 0% to 34%.

Further, the CEO’s compensation over the last three fiscal years has been aligned with the Company’s performance, as shown in the chart below:

Note: 2011 and 2012 EPS growth shown above is calculated based on adjusted EPS of $3.73 for 2011, which excludes the favorable impact of settlements of $1.08 per diluted share in 2011, compared to reported unadjusted EPS of $4.81 for 2011.

*	Mr. Roper did not receive equity compensation in fiscal years 2011, 2012, or 2013. As discussed in more detail below, Boston Beer granted Mr. Roper a significant time-based option in 2008 that requires stock price appreciation in excess of the general market indices, with vesting beginning in 2014.

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Compensation Philosophy and Objectives

Boston Beer’s executive compensation program is designed to attract, motivate, reward, and retain highly competent executives, with a focus on pay for performance through bonuses linked to company and individual performance and equity awards with performance-based vesting linked to depletions growth. Overall, Boston Beer believes it should provide competitive pay to our executives and align compensation with achieving the Company’s strategy and goals and delivering strong company performance, both in terms of depletions growth and long-term stockholder value. Our compensation philosophy is to provide employees with a distinctive overall compensation package that provides strong performers with the opportunity to earn competitive compensation over the long term through a combination of base salary, cash incentives, and equity awards.

These compensation packages are designed to:

•	provide executives with competitive cash and stock compensation with a significant portion of total compensation contingent on both company and individual performance, thereby increasing stockholder value;

•	provide higher compensation to high-value contributors and high performers in the most critical areas of the Company’s business; and

•	encourage executives to act as owners with an equity stake in the Company, while reducing risk from its compensation practices that would be reasonably likely to have a material adverse effect on the Company by basing variable compensation on a range of performance criteria that have a mix of short-term and long-term implications.

In keeping with these objectives, the structure of our executive compensation program is described below:

Base Salary

Base salaries are designed to provide a fixed level of competitive income that reflects the individual’s level and scope of responsibility and level of performance.

Cash Incentive Bonus (Short-Term Incentive)

Cash incentive bonuses are designed to motivate, focus, and reward achievements based on specific individual and company-wide performance goals approved annually by the Compensation Committee.

Equity Incentive Awards (Long-term Incentive)

Equity incentive awards are designed to provide an incentive for delivering long-term stockholder value, to align the interests of all of our Executive Officers with the interests of our stockholders, and to retain executives. Equity incentive awards are primarily in the form of stock option grants, which vest over a number of years, and typically have a term of ten years. Most of the options granted in recent years provided that vesting would be contingent on meeting certain initial performance standards and once the number of shares that was eligible to vest was determined, the eligible shares vested over the five year period commencing on the date of grant. On occasion, options with time-based vesting have been granted to Executive Officers and senior managers, with vesting delayed for a number of years as an incentive to remain with the Company. In addition, some executives receive restricted stock awards that typically vest over a five year period. Further, certain Boston Beer employees, including Executive Officers other than the Chairman and CEO, are eligible to participate in the Company’s “Investment Share Program,” where our stock can be purchased at a discount based on tenure, encouraging equity ownership in the Company.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving Boston Beer’s compensation programs and policies relating to Officers and Directors, as well as the Company’s Employee Equity Incentive Plan (the “EEIP”) that applies to eligible Boston Beer employees. This includes reviewing the competitiveness of executive compensation programs, evaluating the performance of our Executive Officers, and approving their annual compensation and equity awards. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chairman, the CEO, and the other Executive Officers of the Company; evaluates their performance in light of those goals and objectives taking into consideration the recommendations of the CEO; and sets the compensation level of the Chairman, the CEO, and the other Executive Officers based on this evaluation.

Consistent with Boston Beer’s objectives of attracting, rewarding, motivating, and retaining top-performing executives, the Compensation Committee endeavors to develop compensation structures for individual Executive Officers that reflect the responsibilities of their respective positions and are appropriate in light of market compensation levels for executives with comparable responsibilities, consider past achievements with the Company and the compensation awarded to them in the past, and provide financial incentives for superior performance in meeting the challenges facing the Company.

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Components of Executive Compensation and Determination of Compensation Mix

Total potential compensation of our executives is substantially weighted towards performance-based compensation. Salary typically constitutes between 40% and 70% of the total compensation of our Executive Officers, including our Named Executive Officers, with the balance being a mix of cash incentive bonuses and equity incentive awards.

In 2008, the CEO was granted a significant time-based option that requires stock price appreciation in excess of the general market indices, with vesting beginning 2014, and consequently no options have been granted to him in subsequent years. Similarly, in 2011 three executives were awarded time-based options in amounts much larger than usual, with the expectation that options would not be granted in the immediate future years, so the relationship of salary to total compensation for those Executive Officers from 2011 to 2013 is skewed and not representative of the relationship of annual salary to total compensation over the longer term. For other executives and senior managers of the Company, the proportion of compensation provided by equity and the proportion of variable, performance-based compensation increases with the individual’s level of responsibility and ability to have an impact on the value of the Company’s business.

Base Salary

Base salaries are determined by a variety of factors, including the executive’s scope of responsibilities and tenure, performance, and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. Base salaries are set at levels that allow us to attract and retain superior managers and that will enable us to deliver on our business goals. Base salaries are reviewed annually and may be adjusted after considering the above factors.

The Compensation Committee determines the base salaries of the Chairman and the CEO, taking individual and Company performance, responsibilities, and market data regarding peer group compensation into account. The Chairman makes a recommendation to the Compensation Committee for the base salary of the CEO. The CEO, in turn, makes recommendations to the Compensation Committee for base salaries of each Executive Officer, excluding the Chairman and the CEO. When setting the base salaries of each of these Executive Officers, the Compensation Committee, while considering the recommendations of the CEO and the Chairman, makes the final determination based on the factors listed above and its assessment of each Executive Officer’s performance during the previous year.

Cash Incentive Bonus

Executives have the opportunity to earn cash incentive bonuses tied to a percentage of their respective base salaries. Criteria for these cash incentive bonuses include a combination of qualitative and quantitative performance goals established each year for each executive. These goals vary for each executive based on his or her responsibilities and role within the Company and may include financial or strategic measures, including, among others, sales, profitability, brand health, quality, cost reductions, developing organizational capabilities, and other strategic initiatives. The goals are intended to require performance that, if achieved, will result in matching or exceeding Boston Beer’s business and financial plans for the fiscal year in question, as well as impact the long-term growth and viability of the Company. Individual bonus awards reflect the individual’s achievement of his or her performance goals for the year, as well as the overall performance of the Company.

The CEO makes recommendations to the Compensation Committee, which have been reviewed and agreed to by the Chairman, for company-wide performance goals, the bonus opportunities tied to these goals, and the weighting of these goals for each Executive Officer, including those of the CEO and Chairman. The CEO also provides the Compensation Committee with his assessment of the performance of each executive against his or her bonus goals and proposed bonus payout. When determining the bonus structure and goals and the bonus payout for Executive Officers, the Compensation Committee, while considering the recommendations of the CEO and input from the Chairman, makes the final determination based on the above factors, each Executive Officer’s performance, and that of the department that he or she led during the year relative to the performance-based goals. On occasion, additional discretionary bonuses separate from those otherwise payable under the bonus and goal structure have been given to Executive Officers, including the Named Executive Officers, by the Compensation Committee in recognition of exceptional performance during the year.

Equity Incentive Awards and Investment Share Program

Discretionary Stock Options

Under our EEIP, certain employees are eligible to receive stock option grants. While generally granted on an annual basis, all option grants are discretionary and may be granted by the Board upon the recommendation of the Compensation Committee at any time. For example, although infrequent, options may be granted at other times during the year under certain circumstances, such as the hiring of a new Executive Officer, as a part of a performance review, or in connection with a promotion or mid-year compensation adjustment. Such options may have vesting and performance criteria that differ from the annual grants.

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Historically, most of the options granted by the Company vest in equal annual installments over a five year period, conditioned on continued employment with Boston Beer, and have a term of ten years. During the last several years, options have been granted only to Executive Officers and select senior managers of the Company and most are contingent on the Company achieving certain performance criteria, such as target depletion goals in the fiscal year immediately following the date of grant. By way of illustration, the number of shares, if any, as to which a performance-based option may subsequently become exercisable as a result of the tenure-based conditions is dependent upon the Company’s performance measured against a benchmark set by the Board of Directors on the recommendation of the Compensation Committee. These performance-based options frequently have two tiers of criteria and provide that, in the event the criteria in either tier or both tiers are not met, the option lapses as to a portion or all of the shares that would have vested had the performance criteria been satisfied.

The Compensation Committee believes that stock option grants are an effective way to reward executives and senior managers and align their interests with the interests of Boston Beer’s stockholders, as they provide significant equity compensation only if the value of the Company’s stock increases. In addition, through the use of performance-based vesting, the Committee endeavors to assure that receipt of significant equity-based compensation requires that the Company’s performance exceeds appropriate benchmarks. Through the use of vesting over a number of years, the Committee endeavors to create an incentive for retention of the executives and senior managers and to align their rewards with the interests of stockholders. The Compensation Committee has also, on occasion, granted time-based vesting options to certain executives to encourage retention or to provide appropriate incentives for new employees.

In October of each year, the CEO makes preliminary recommendations to the Compensation Committee, after consultation with the Chairman, for stock option grants to Executive Officers and senior managers, taking into account his assessment of each executive’s expected future contributions to the Company, as well as past performance. The CEO also makes recommendations as to the criteria to be met for performance-based options to vest. In December, the CEO makes final recommendations, after consultation with the Chairman. At that time, the Chairman also discusses with the Compensation Committee the status of the equity incentives in place for the CEO. The Compensation Committee makes its decisions, and provides recommendations to the Board of Directors, which may or may not vary from that of the recommendations of the CEO and Chairman. The full Board of Directors then makes the final determination with respect to all discretionary stock option grants, with grants effective January 1 of the following year and priced at the fair market value as of January 1. When determining the number of shares to be subject to a stock option grant and the vesting criteria, the Compensation Committee, while considering the recommendations of the CEO, makes its determination based on the various factors mentioned above. On occasion, options are granted at other times of the year and vesting is contingent on other specific targets relative to the Executive Officer’s or senior manager’s areas of responsibility within the Company. Vesting may also be time-based to encourage long-term retention.

In 2013, the Board of Directors, upon the recommendation of the Compensation Committee, granted the Chairman and two Executive Officers performance-based contingent-vesting options for a total of 10,925 shares. These options were contingent upon the Company meeting certain pre-established depletions goals, with 100% of the option shares vesting in five equal annual installments if the Company’s percentage increase in depletions in 2013 over 2012: (i) equaled or exceeded 13%; and (ii) exceeded the depletions growth of the overall beer category. In February 2014, the Compensation Committee determined that the performance criteria for these options had been met and all the shares will vest at 20% per year, beginning in 2014.

Restricted Stock Awards

As with discretionary options, restricted stock awards are generally granted on an annual basis on January 1. These shares of restricted stock generally vest over a five year period, at the rate of 20% per year. Vesting is generally tied only to continued employment and not to any performance criteria. The Company does not grant restricted stock awards to its Named Executive Officers, as Boston Beer currently believes that their equity compensation should be more closely tied to the future performance of the Company through stock options as described above and should not have value if the share price decreases. Similarly, restricted stock awards are generally not granted to other Executive Officers, with limited exceptions. Restricted stock awards are generally granted to senior managers and other key employees. Restricted stock has value even if the share price decreases after the date of the award, and therefore is a more effective retention tool for these employees.

Grants of restricted stock awards are generally made annually by the Board of Directors, upon recommendation of the Compensation Committee. In making its recommendations, the Compensation Committee takes into account recommendations from the CEO and Chairman. As with stock options, restricted stock awards generally are effective January 1 of the following year and are valued at fair market value as of January 1. On occasion, grants of restricted stock awards are made at other times, such as upon the hiring of a new executive.

Investment Shares

Under the Investment Share Program of the EEIP, eligible employees may purchase such number of shares of the Company’s Class A Common Stock (“Investment Shares”) that have a value, as determined pursuant to the EEIP, of no greater than 10% of their annual base salary and bonus received in the immediately preceding year, up to a maximum investment of $17,500. To be eligible for the EEIP, employees generally must have: (1) been employed by Boston Beer for at least one year; and (2) entered into an Employment Agreement with Boston Beer. After two full years of service, Investment Shares may be purchased at a discount. The amount of the discount is tied to years of service; the maximum discount is 40% after four full years of service. Eligible employees have the opportunity to purchase Investment Shares in January each year, with the purchase price based on the fair market value of the shares at January 1. Investment Shares generally vest at the rate of 20% per year over the five year period commencing on the effective date of purchase, contingent solely on continued employment with the Company.

The EEIP was amended, effective January 1, 2014, to clarify the vesting of Investment Shares owned by employees who are age 64 or older. Under the amended plan, Investment Shares issued on or after January 1, 2014 to an employee who is age 64 or older will vest on the first anniversary of issuance if the Participant is still employed by the Company on that date. Investment Shares issued prior to January 1, 2014 that have not otherwise vested under the standard five-year vesting schedule will fully vest when the Participant turns 65 if the Participant is still then employed by the Company on that date.

While the Chairman and the CEO of the Company are precluded from participation in the Investment Share Program, other Executive Officers are permitted to participate. In 2013, Boston Beer employees purchased a total of 12,894 shares under the Investment Share Program, of which 648 shares were purchased by Named Executive Officers.

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Executive Benefits

In 2013, the Company’s executives were eligible for the same level and offering of benefits, including the Company’s 401(k) plan and welfare benefit programs, as were made available to other employees. The Company provides no additional benefits to its executives.

How Executive Pay Levels are Determined

The Compensation Committee considers a number of factors in determining executive compensation, including but not limited to individual performance, responsibility level and role within the Company, tenure, and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies.

The Compensation Committee also uses tally sheets that ascribe dollar amounts to the components of Executive Officer compensation, including salary, bonus, and equity grants. It also tabulates gains made by the Executive Officers through the exercise of options, unrealized gains in vested options, and potential gains from unvested options at current market prices.

Each year, the Compensation Committee, taking into consideration the recommendations of the CEO and the Chairman, determines the appropriate level of equity compensation for each Executive Officer. The Company emphasizes differentiation in executive compensation, with greatest emphasis on high performers and individuals who significantly impact, or who have the potential to significantly impact, Boston Beer’s business.

Compensation Assessments

The Compensation Committee has the authority to select, retain, and compensate outside executive compensation consultants and other experts as it determines necessary to carry out its responsibilities.

As one element in its assessment of the competitiveness of executive compensation packages established for fiscal year 2013, the Compensation Committee applied knowledge gained through an executive compensation competitive assessment relating to certain selected Executive Officers prepared by Pearl Meyer & Partners, a nationally-recognized executive compensation consulting firm, in September 2010 (the “2010 Assessment”). For the 2010 Assessment, two data sources were used, including a peer group consisting of twenty publicly-traded companies with industry/product similarity as compared to Boston Beer and a survey group consisting of data collected from three survey sources employing the appropriate revenue and executive role perspectives. The peer group for the 2010 Assessment consisted of the following companies:

2010 ASSESSMENT BOSTON BEER PEER GROUP
Callaway Golf Co.	J&J Snack Foods Corp.	Smart Balance Inc.
Diamond Food Inc.	J Crew Group Inc.	Smith & Wesson Holding Corp.
Elizabeth Arden Inc.	K-Swiss Inc.	Tootsie Roll Industries Inc.
Green Mountain Coffee Roasters	Madden Steven Ltd.	True Religion Apparel
Gymboree Corp.	Movado Group, Inc.	Under Armour Inc.
Hain Celestial Group	National Beverage	WD-40 Co.
Hansen Natural Corp.	Peet’s Coffee & Tea Inc.

The information learned from the 2010 Assessment helped the Compensation Committee better understand market practices and provided perspective for the Committee’s determinations regarding Named Executive Officer compensation packages for the 2013 fiscal year. Based upon the 2010 Assessment and a prior survey of Executive Officers and senior managers regarding their preference in type of equity compensation, Boston Beer’s compensation and retention strategy in 2013 included the use of stock options and restricted stock awards, as well as the continued availability of Investment Shares for purchase by all eligible employees except the CEO and Chairman. The level of usage of discretionary options and restricted stock awards was determined based on factors such as individual performance and contribution to the Company’s performance, the desired mix of cash and equity pay for different individuals, and, to a limited extent, the compensation levels at comparable companies identified in the 2010 Assessment.

In 2013, the Compensation Committee engaged the services of Frederick W. Cook & Co., Inc., or F.W. Cook, another nationally-recognized executive compensation consulting firm, to assess the competitiveness of Boston Beer’s 2013 executive compensation and to assist the Committee in determining executive compensation for 2014 (the “2013 Assessment”). The Compensation Committee has assessed the independence of F.W. Cook and determined that F.W. Cook is independent and that no conflicts of interest exist currently or existed during the 2013 fiscal year. F.W. Cook reports directly to the Compensation Committee and does not provide services to, or on behalf of, any other part of our business.

F.W. Cook’s task was to analyze Boston Beer’s compensation programs and compensation strategy, confirm the appropriateness of the strategy, develop an updated peer group for use as a competitive frame of reference, and provide the Committee with benchmarking information for Boston Beer’s Named Executive Officers. The Compensation Committee reviewed the peer group suggested by F.W. Cook, considering criteria such as financial similarity (primarily revenue and market capitalization), industry similarity, and number of employees. After discussion, the Committee approved the following companies as Boston Beer’s peer group for the 2013 Assessment:

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2013 ASSESSMENT BOSTON BEER PEER GROUP
B&G Foods	Iconix Brand Group Inc.	Prestige Brands Holdings
Boulder Brands Inc.	J&J Snack Foods Corp.	Smith & Wesson Holding Corp.
Cal-Maine Foods Inc.	Lancaster Colony Corp.	Tootsie Roll Industries Inc.
Calavo Growers Inc.	Madden Steven Ltd.	Tumi Holdings Inc.
Diamond Foods Inc.	Movado Group, Inc.	Vera Bradley Inc.
Hain Celestial Group	National Beverage	WD-40 Co.

Once this updated peer group was established, F.W. Cook used multiple data sources to assess Boston Beer’s executive compensation plan going forward, including but not limited to the compensation paid to the CEO and other named executive officers of the peer group companies, as derived from the most recent proxy statements filed by the peer group companies and third-party surveys. The information learned from the 2013 Assessment helped the Compensation Committee better understand market practices and provided perspective for the Committee’s determinations regarding Named Executive Officer 2014 compensation packages. However, while competitive market practices are considered, the Committee continues to believe that individual and Company performance, the impact of an Executive Officer’s role and function within the Company, and the Executive Officer’s contribution to the Company’s growth are more important drivers of total compensation decisions than comparisons against the peer group.

In 2013, of the total compensation paid to the Company’s Named Executive Officers, salary constituted 40% to 68%, bonuses (paid in 2014 based on 2013 performance) constituted 19% to 51%, and equity compensation, all of which was in the form of stock options, constituted 0% to 35%.

Additional Compensation Policies and Practices

Executive Compensation Recovery Policy

The Compensation Committee has adopted an executive compensation recovery policy that applies to Executive Officers and the corporate controller. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an Executive Officer engaged in intentional misconduct that resulted in an increase in his or her incentive income. Incentive income includes income related to annual bonuses, discretionary options, and restricted stock awards.

Equity Ownership Guidelines for Directors and Executive Officers

To foster a culture of ownership and further align the long-term interests of the executives and Directors with those of stockholders, in February 2013, the Board of Directors, upon the recommendation of both the Compensation Committee and the Nominating/Governance Committee, adopted guidelines setting target stock ownership of six times annual cash salary for the Chairman and CEO and of six times annual cash compensation for the non-management Directors.

Because target ownership for the Chairman has already been met through his ownership of Class B Stock, the following additional requirements apply to all new equity grants after February 7, 2013: (i) retention of 75% of net shares on exercise of options for six months after exercise, and (ii) retention of 50% of net shares on exercise of options for one year after exercise.

The CEO and the non-management Directors have an indefinite period to achieve the target ownership, but for all new equity grants received after February 7, 2013, they must retain 100% of net shares until the target has been achieved, and if not achieved within five years, they must retain 75% of net shares on any equity granted prior to February 7, 2013 and exercised or vested after February 7, 2018. After their respective targets have been achieved, the same retention requirements that apply to the Chairman apply to them for all new equity grants after February 7, 2013.

The Compensation Committee reviewed the progress made on the equity ownership guidelines at its meeting on February 12, 2014, and determined that the Chairman and three of the non-management Directors had achieved their respective share ownership targets, while the CEO and the other three non-management Directors had yet to achieve their respective share ownership targets. Subsequent to the meeting, another non-management Director purchased additional shares to move closer towards achieving his share ownership target. The CEO, Chairman, and all non-management Directors remain in compliance with the retention restrictions noted above.

For the purposes of these guidelines, “net shares” means shares acquired by an individual upon the exercise of an option or the vesting of a restricted stock grant or purchase, after the payment of the exercise price for exercising the option and all taxes payable as a result of the exercise or vesting, assuming that the individual’s liability for the exercise price and taxes is met through the delivery of shares.

Under the guidelines, the Compensation Committee in the future may establish equity ownership guidelines for other Executive Officers.

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Ownership requirements for employees lapse on: (i) the first anniversary of the voluntary termination of employment or of the termination of employment by the Company for cause; or (ii) the involuntary termination of employment other than for cause, his or her death, or, for individuals other than C. James Koch, a change in the ownership of the Company’s Class B Common Stock, such that Mr. Koch or members of his immediate family no longer beneficially own a majority of the outstanding Class B Common Stock, whichever first occurs. Ownership requirements for each non-management Director lapse on: (i) the first anniversary of the voluntary resignation of the Director from the Board or his or her removal from the Board for cause; or (ii) the involuntary resignation or removal of the Director from the Board other than for cause, his or her death, or a change in the ownership of the Company’s Class B Common Stock, such that C. James Koch or members of his immediate family no longer beneficially own a majority of the outstanding Class B Common Stock, whichever first occurs.

Tax Deductibility under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its Named Executive Officers. However, compensation that qualifies as “performance-based” is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals under a plan approved by stockholders. The bonuses and stock options granted to the Named Executive Officers have been approved, in accordance with the requirements of Section 162(m), by the sole holder of the Company’s Class B Common Stock, who acts with sole authority on such matters.

To date, total annual cash compensation paid to any individual executive that has not been performance-based has not exceeded $1,000,000. The Compensation Committee will continue to monitor the compensation levels potentially payable under Boston Beer’s compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Boston Beer’s compensation philosophy, and the Company’s best interests. Boston Beer has not adopted a policy that all executive compensation be fully deductible.

2013 Say-on-Pay Results

In May 2013, the holders of our Class A Common Stock cast an advisory vote to approve our Named Executive Officer compensation as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders. Over 96% of the shares voted on the matter were cast in support of our Named Executive Officer compensation as disclosed. The Compensation Committee considered this result, as well as the results of the assessment performed by F.W. Cook, and determined that the Company’s compensation policies remained appropriate.

At the 2014 Annual Meeting, we will again hold an advisory vote to approve the compensation of our Named Executive Officers. The Compensation Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies.

Fiscal Year 2013 Named Executive Officer Compensation and Performance

Compensation of Martin F. Roper, Chief Executive Officer

The Compensation Committee reviews and approves the compensation paid to our CEO, Martin F. Roper. For fiscal year 2013, the Compensation Committee approved a 3.6% increase to Mr. Roper’s 2012 base salary, increasing his base salary to $740,000.

In December 2012, the Compensation Committee established Mr. Roper’s 2013 bonus opportunity at 80% of his 2013 salary, with an incremental opportunity equal to 64% of his 2013 salary tied to achieving certain goals that would require substantial outperformance of the Company’s financial plan for the year (the “stretch goals”). Specific 2013 quantitative and qualitative performance goals and the weightings established by the Compensation Committee to measure and reward Mr. Roper’s performance in 2013, including the stretch goals, and the performance achieved relative to these goals, were as follows:

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2013 BASE BONUS GOALS FOR MARTIN F. ROPER, CHIEF EXECUTIVE OFFICER:

Fiscal 2013 Base Bonus Performance Goal	Weighting	2013 Performance	% of Base Bonus Opportunity Awarded
Depletions growth of at least 14%	15%	Achieved depletions growth of 23.3%	15%
Depletions growth of at least 15%	15%	Achieved depletions growth of 23.3%	15%
Depletions growth of at least 16%	15%	Achieved depletions growth of 23.3%	15%
Delivered gross profit of at least $324 million and delivered gross profit margin of at least 48.2%, after adjusting for commodity impact from plan levels	20%	Partially achieved. Delivered gross profit of approximately $349 million. Delivered gross profit margin of approximately 46.4%, after adjusting for commodity impact and incentives/scan-backs	10%
(a) Market plan for Boston Lager draft distribution with core wholesalers is achieved by March 31, 2013, with at least 85% retained through May 31, 2013; (b) Achieve at least 70% of 2012 Samuel Adams Seasonal distribution within first four weeks of each season; (c) Increase the average number of calls made by account managers per month by at least 20%; and (d) Increase Angry Orchard draft distribution by at least 75% over 2012 distribution by March 31, 2013	5%	Target not achieved	0%
Combined savings of $7.5 million from delivered gross margin and selling, general, and administrative expense efficiency initiatives by the end of 2013	10%	Achieved combined savings of $10.3 million	10%
Freshest Beer Program successfully implemented for wholesalers covering at least 70% of the Company’s volume by the end of 2013	10%	Target not achieved	0%
Improve organizational capability to effectively manage brand complexity and planned volume growth	10%	Target partially achieved	5%
TOTAL	100%		70%

2013 STRETCH GOALS FOR MARTIN F. ROPER, CHIEF EXECUTIVE OFFICER:

Fiscal 2013 Stretch Goal	Weighting	2013 Performance	% of Stretch Goal Bonus Opportunity Awarded
Depletions growth of at least: (a) 17% or (b) 16%, if products of Boston Beer’s subsidiary A&S Brewing Collaborative LLC (“A&S”) are excluded	20%	Achieved depletions growth of 23.3%	20%
Depletions growth of at least: (a) 18% or (b) 17%, if products of A&S are excluded	20%	Achieved depletions growth of 23.3%	20%
Depletions growth of at least 5% greater than that of total craft beer category	20%	Achieved depletions growth of 23.3%, compared to estimated 16% craft growth	20%
Achieve processing costs of under $2.00 per case equivalent at Company-owned breweries	20%	Target not achieved	0%
TOTAL	80%		60%

In February 2014, the Compensation Committee reviewed Mr. Roper’s achievements against his 2013 bonus opportunities, as detailed above, determined that he satisfied 70% of his base bonus goals and 60% of his stretch goals, and approved a bonus of $769,600 for his 2013 performance, equivalent to 104% of his 2013 base salary.

In December 2007, the Compensation Committee and the Board of Directors approved a long-term variable price option grant to Mr. Roper for 753,864 shares of the Company’s Class A Common Stock, effective January 1, 2008. This option, part of a long-term compensation strategy to provide the CEO with compensation comparable to that which he could receive elsewhere, had a value of approximately $6.34 million at the date of grant. Since the exercise price of the option is indexed to the broader market, subject to a cap of the value that can be achieved, and has value only to the extent that the market price of Boston Beer’s Class A Common Stock exceeds the index, the Compensation Committee believes that this will provide Mr. Roper with significant incentive to cause the Company to outperform other companies over the long term and provide him with a corresponding opportunity to benefit from long-term outperformance of Boston Beer’s stock price. The option vests 20% on January 1 in each of the years 2014 through 2018, contingent on

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Mr. Roper’s continued employment with Boston Beer. The option provides for certain acceleration of vesting in the event of a change of control of the Company’s Class B Common Stock. To the extent that the option then becomes exercisable pursuant to a change in control, Mr. Roper has the right to participate in a transaction giving rise to such a change in control. Mr. Roper has not received any additional equity grants since the January 1, 2008 option was granted.

Taking into account information from a number of sources, including the competitive assessment prepared by F. W. Cook, the Compensation Committee believes that Mr. Roper’s compensation is appropriate based on his responsibilities, performance level, and contribution to Boston Beer, and that it is structured in a way that provides Mr. Roper with appropriate incentives and rewards for superior performance and increase in stockholder value. Additionally, with its long-term focus, Mr. Roper’s compensation package does not reward decisions that might entail imprudent levels of risk.

The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Roper during fiscal year 2013. There is no company-sponsored retirement program for Mr. Roper other than the Company’s 401(k) plan, and he receives no benefits or perquisites from Boston Beer other than the benefits generally available to our employees. Mr. Roper does not have a change of control arrangement, other than: (i) an acceleration of the vesting of the options granted under the EEIP (which is applied equally to all EEIP participants); and (ii) his January 1, 2008 option agreement, which is explained in more detail below in the section entitled “Employment Contracts, Termination of Employment, and Change in Control Agreements.” Mr. Roper does not have a severance arrangement with the Company.

Compensation of C. James Koch, Chairman

The Compensation Committee also reviews and approves the compensation paid to C. James Koch, the Chairman and a full-time employee of Boston Beer. The Compensation Committee increased Mr. Koch’s base salary for 2013 by 1.3% to $395,000. The increase in Mr. Koch’s base salary was based on the Compensation Committee’s assessment of his responsibilities, performance level, and contribution to the Company.

The Compensation Committee established Mr. Koch’s 2013 bonus opportunity at 100% of his 2013 salary. Specific 2013 quantitative and qualitative performance goals and the weightings established by the Compensation Committee to measure and reward Mr. Koch’s performance in 2013, and the performance achieved relative to these goals, were as follows:

2013 BONUS GOALS FOR C. JAMES KOCH, CHAIRMAN:

Fiscal 2013 Bonus Performance Goal	Weighting	2013 Performance	% of Bonus Awarded
Depletions growth of at least 14%	15%	Achieved depletions growth of 23.3%	15%
Depletions growth of at least 15%	15%	Achieved depletions growth of 23.3%	15%
Depletions growth of at least 16%	15%	Achieved depletions growth of 23.3%	15%
Depletions growth: (a) of at least 17% or (b) of at least 16%, excluding products sold by A&S, or (c) growth is greater than that of total craft beer category	20%	Achieved depletions growth of 23.3%	20%
Delivered gross profit of at least $324 million and delivered gross profit margin of at least 48.2%, after adjusting for commodity impact from plan levels	20%	Partially achieved. Delivered gross profit of approximately $349 million. Delivered gross profit margin of approximately 46.4%, after adjusting for commodity impact and incentives/scan-backs	10%
Freshest Beer Program successfully implemented for wholesalers covering at least 70% of the Company’s volume by the end of 2013	10%	Target not achieved	0%
Investment of time and resources in craft industry initiatives which support the category and the Company	5%	Target achieved	5%
TOTAL	100%		80%

In February 2014, the Compensation Committee reviewed Mr. Koch’s achievements against his 2013 cash incentive bonus opportunities, as detailed above. They determined that Mr. Koch had satisfied 80% of his performance goals, and approved a bonus of $316,000 for his 2013 performance, equivalent to 80% of his 2013 base salary.

Mr. Koch was granted an option effective January 1, 2013 for 4,725 shares of the Company’s Class A Common Stock, with vesting contingent on the Company’s depletions growth. In February 2014, the Compensation Committee determined that the performance criteria for that option had been met and all the shares will vest at 20% on January 1 in each of the years 2014 through 2018 in accordance with the option agreement.

The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Koch during fiscal year 2013. There is no company-sponsored retirement program for Mr. Koch other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the benefits generally available to our employees. Mr. Koch does not have a change of control arrangement other than an acceleration of the vesting of options granted under the EEIP nor does he have a severance arrangement with the Company.

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Compensation of Named Executive Officers Other than the CEO and Chairman

The following table shows the 2013 base salary and the corresponding percentage increase above the 2012 base salary level of each of these Named Executive Officers.

Named Executive Officer	Fiscal 2013 Base Salary	% Increase to Fiscal 2012 Base Salary
William F. Urich	$407,880	3.0%
John C. Geist	$400,000	12.7%
Thomas W. Lance	$358,000	2.9%

The Compensation Committee considered recommendations made by the CEO for 2013 salary adjustments for the Named Executive Officers and concluded that the recommended base salary for each of these Named Executive Officers, as adjusted, was within the appropriate range for his experience and job responsibilities. Mr. Geist’s salary increase in 2013 reflected the Compensation Committee’s assessment of his performance and contribution to the Company’s growth.

For fiscal 2013, the overall cash incentive bonus potential for the Named Executive Officers other than the CEO and the Chairman was 50% of their respective base salaries, with between 20% and 30% of the bonus potential based on the achievement of company-wide goals and between 70% and 80% based on the achievement of goals specifically set for each of these Named Executive Officers. The shared 2013 company-wide goals consisted of achieving depletions growth of at least 13% (or 14% depletions growth including products sold by A&S), $7.5 million in resource efficiencies and delivered gross margin savings, and maintaining brand health.

In February 2014, the Compensation Committee reviewed performance and achievement against the shared company-wide goals and determined that those goals had been achieved. The Compensation Committee also reviewed the 2013 performance of the Named Executive Officers against their individual bonus goals and approved bonus payments, as described below.

Specific fiscal 2013 quantitative and qualitative performance goals, the weightings established by the Compensation Committee to measure and reward the performance of each Named Executive Officer in 2013, and the performance achieved relative to these goals were as follows:

2013 BONUS GOALS FOR WILLIAM F. URICH, CHIEF FINANCIAL OFFICER:

Fiscal 2013 Bonus Performance Goal	Weighting	2013 Performance	% of Bonus Awarded
Shared Company-Wide Goals	30%	Target achieved	30%
Individual Goals:
Deliver $2.5 million of resource efficiency improvements outside of Delivered Gross Margin	10%	Delivered $2.6 million of resource efficiency improvements	10%
Support the Operations group in identifying and executing against a 2013 Delivered Gross Margin goal to achieve $5 million of savings/efficiencies by year-end 2013	7.5%	Achieved $7.7 million of savings and efficiencies	7.5%
Lead the Operations/Brewing performance improvement measurements, KPI’s, and financial reporting to drive focus on key measurable and continuous financial improvement. Lead the IT initiatives to improve SAP tracking of materials, yields, cost reporting and shop floor reporting	7.5%	Target partially achieved	5.5%
Through effective use of procurement department, identify and execute 2% savings for non-contracted procurement spend and deliver $1.0 million savings. Identify and execute $1.5 million of Delivered Gross Margin savings for full year 2013	10%	Delivered $1.6 million in non-contracted procurement spend savings and $2.7 million in Delivered Gross Margin savings	10%
Identify unplanned pricing opportunities (not including opportunities created by competitive moves) of at least $250,000. Improve data and analysis delivery to sales	5%	Target achieved	5%
Develop required back office support system to support projects of A&S, including start-up of regional breweries and tracking/support for new brands. Support due diligence on new business development or potential acquisitions	10%	Target achieved	10%
Improve departmental or functional talent bench strength and depths, especially in key positions, and drive culture of high performance	10%	Target achieved	10%
Improve effectiveness, productivity, business impact, and efficiency of IT department. Lead efforts to improve sales mobility tools, information flow, dashboard, and effectiveness of technology in support of sales execution goals	10%	Target achieved	10%
TOTAL	100%		98%

In February 2014, reflecting this performance assessment, the Compensation Committee approved a bonus payment to Mr. Urich in the amount of $199,861, equivalent to 98% of his 2013 cash incentive bonus potential.

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2013 BONUS GOALS FOR JOHN C. GEIST, VICE PRESIDENT OF SALES:

Fiscal 2013 Bonus Performance Goal:	Weighting	2013 Performance	% of Bonus Awarded
Shared Company-Wide Goals	30%	Target achieved	30%
Individual Goals:
Samuel Adams depletions growth of at least 4%	10%	Target achieved	10%
Twisted Tea depletions growth of at least 15%	5%	Target not achieved	0%
Angry Orchard depletions growth to at least 115%	5%	Target achieved	5%
Total depletions growth of at least 14%	15%	Target achieved	15%
Price adjustments of at least 1%	5%	Target achieved	5%
Market plan for lager draft distribution with core wholesalers is achieved by March 31, 2013, with at least 85% retained through May 31, 2013	2.5%	Target not achieved	0%
Achieve at least 70% of 2012 Samuel Adams Seasonal distribution within first four weeks of each season	2.5%	Target partially achieved	1.25%
Increase the average number of calls made by account managers per month by at least 20%	2.5%	Target not achieved	0%
Angry Orchard draft distribution has increased by at least 75% over 2012 distribution by March 31, 2013	2.5%	Target not achieved	0%
Update wholesaler execution requirements and track effectiveness	2.5%	Target achieved	2.5%
Track displays on key holidays and achieve performance better than 2012	2.5%	Target achieved	2.5%
Freshest Beer Program successfully implemented for wholesalers covering at least 70% of the Company’s volume by the end of 2013	2.5%	Target not achieved	0%
Support new product testing and rollouts and achieve A&S depletions of at least 400,000 case equivalents	2.5%	Target not achieved	0%
Improve departmental or functional talent bench strength and depths, especially in key positions, and drive culture of high performance	10%	Target achieved	10%
TOTAL	100%		81.25%

In February 2014, the Compensation Committee considered the extent to which sales exceeded plan and the leadership of Mr. Geist in reaching that achievement, in particular the sales execution on the Angry Orchard brand and the greater than planned volume achieved in the year. As a result, the Compensation Committee awarded Mr. Geist a bonus of $25,000 in addition to the 81.25% bonus payout earned as described above. As a result, the Committee approved a total bonus payment to Mr. Geist in the amount of $187,500, equivalent to 93.75% of his 2013 cash incentive bonus potential.

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2013 BONUS GOALS FOR THOMAS W. LANCE, VICE PRESIDENT OF OPERATIONS:

Fiscal 2013 Bonus Performance Goal:	Weighting	2013 Performance	% of Bonus Awarded
Shared Company-Wide Goals	20%	Target achieved	20%
Individual Goals:
Develop and implement safety programs that assure brewery total incident rate at no greater than 5.3. Reduce brewery total incident rate to 4.3 or less	5%	Total Incident Rate at 1.5	5%
Improve total quality aggregate score at the breweries by at least 2% from 2012.	5%	Target partially achieved	2%
Improve metrics for tracking coding issues and age of beer shipped from breweries	5%	Target achieved	5%
Maintain adjusted conversion cost/case at breweries, without depreciation, to plan or lower.	5%	Target not achieved	0%
Identify and implement $5 million in delivered gross margin savings. Implement employee relations strategy within operations/brewing departments and support a high performing work environment. Launch and support at least 50 continuous improvement teams that deliver measurable improvement	15%	Achieved $7.7 million	15%
Develop and recommend optimal warehousing strategy with balanced consideration of enhanced changeover capabilities (operational and technology driven), capacity needs, live loading practicality, freight costs, and employee safety by May 1, 2013	5%	Target partially achieved	3%
Fully develop and expand Freshest Beer Program to 70% of the Company’s volume. Improve out-of-stock tracking and service levels	10%	Target not achieved	0%
Lead participation and execution of IT project at breweries for SAP and shop floor data tracking by the operations/brewing departments	5%	Target achieved	5%
Improve departmental or functional talent bench strength and depths, especially in key positions, and drive culture of high performance	5%	Significantly improved organizational capabilities via key employee upgrades	5%
Successfully execute capacity/capability projects on time and on budget with intended benefit delivered in 2013	15%	Target achieved	15%
Develop leadership and technical competencies and capability in the planning group to significantly improve customer service	5%	Target achieved	5%
TOTAL	100%		80%

In February 2014, reflecting this performance assessment, the Compensation Committee determined that Mr. Lance had achieved 80% (or $143,200) of his bonus goals. Additionally, the Compensation Committee deducted $7,160 due to brewery processing errors and awarded Mr. Lance a discretionary bonus of $10,000 in recognition of his achievements throughout the year. As a result, the Committee approved a total bonus payment to Mr. Lance in the amount of $146,040, equivalent to 81.6% of his 2013 cash incentive bonus potential.

Mr. Lance was granted an option effective January 1, 2013 for 4,725 shares of our Class A Common Stock, with vesting contingent on our depletions growth in 2013. In February 2014, the Compensation Committee determined that the performance criteria for this option had been met and all the shares will vest at 20% on January 1 in each of the years 2014 through 2018 in accordance with the option agreement.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on June 4, 2014 and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013.

Pearson C. Cummin, III, Chair David A. Burwick Jay Margolis

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of Boston Beer or any of its subsidiaries during fiscal year 2013. None of the Company’s Executive Officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our Executive Officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of Boston Beer’s Board of Directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the 2013 Named Executive Officers for the Company’s fiscal years ended December 28, 2013, December 29, 2012, and December 31, 2011.

						Non-Equity
						Incentive Plan	All Other
		Salary		Option		Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	Bonus(2)	Awards($)(3)		($)(1)	($)(4)	($)
Martin F. Roper	2013	$740,000	—	—		$769,600	$9,941	$1,519,541
President & Chief Executive Officer	2012	$714,500	—	—		$328,670	$9,323	$1,052,493
	2011	$700,485	—	—		$224,160	$9,173	$933,818
William F. Urich	2013	$407,880	—	—		$199,861	$9,941	$617,682
Treasurer & Chief Financial Officer	2012	$396,000	—	—		$194,040	$9,323	$599,363
	2011	$385,000	—	$2,884,050	(5)	$159,775	$9,173	$3,437,998
C. James Koch	2013	$395,000	—	$273,372	(6)	$316,000	$9,941	$994,313
Chairman	2012	$390,000	—	$223,626	(7)	$195,000	$9,323	$817,949
	2011	$382,500	—	$209,490	(8)	$153,000	$9,173	$754,163
John C. Geist	2013	$400,000	$25,000	—		$162,500	$9,941	$597,441
Vice President of Sales	2012	$355,000	$30,000	$—		$133,125	$9,323	$527,448
	2011	$336,000	—	3,632,216	(5)	$100,800	$9,173	$4,078,189
Thomas W. Lance	2013	$358,000	$10,000	$273,372	(6)	$136,040	$9,941	$787,353
Vice President of Operations	2012	$348,000	—	$223,626	(7)	$140,505	$9,323	$721,454
	2011	$338,000	—	$209,490	(9)	$136,738	$9,173	$693,401
(1)	Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2)	The Compensation Committee, on occasion, awards Executive Officers additional discretionary bonus payments outside of the scope of the Executive Officer’s incentive bonus goal plan, in recognition of exceptional performance.

(3)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during each fiscal year as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in Notes B and N to the Company’s audited financial statements for the fiscal year ended December 28, 2013 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2014.

(4)	Includes annual group life insurance premium and Company matching contributions under the Company’s 401(k) plan paid in the respective year.

(5)	Grant contains long-term retention service-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures.

(6)	Grant contains performance-based vesting conditions based on depletions growth as fully described under the header “Discretionary Stock Options” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. In February 2014, the Compensation Committee determined that 100% of the performance criteria had been achieved and 100% of the shares eligible to vest under the option commenced vesting in March 2014.

(7)	Grant contains performance-based vesting conditions based on depletions growth as fully described under the header “Discretionary Stock Options” above; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. In February 2013, the Compensation Committee determined that 100% of the performance criteria had been achieved and 100% of the shares eligible to vest under the option commenced vesting in March 2013.

(8)	Grant contains performance-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Company is recording 50% of the grant date fair value as compensation expense over the requisite service period, as the Compensation Committee determined that 50% of the performance criteria had been achieved and 50% of the shares eligible to vest under the option commenced vesting in March 2012.

(9)	Grant contains performance-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Company is recording 75% of the grant date fair value as compensation expense over the requisite service period, as the Compensation Committee determined that 75% of the performance criteria had been achieved and 75% of the shares eligible to vest under the option commenced vesting in March 2012.

Boston Beer has not paid or provided any perquisites to any of its Executive Officers, either individually or in the aggregate, in excess of $10,000. Not included in the above Summary Compensation Table are Investment Shares of the Company’s Class A Common Stock purchased by such Executive Officers at a discount under the EEIP. Under the EEIP, eligible employees who have been with Boston Beer for at least one year have the opportunity to purchase Investment Shares, and after two years of employment, Investment Shares may be purchased at a discount. Eligible employees may purchase Investment Shares in January of each year and may pay for such stock through payroll deduction throughout the year. The maximum aggregate annual purchase price is capped at $17,500 and the maximum available discount is 40%. Generally, the Investment Shares vest at the rate of 20% per year commencing on the following January 1. Executive Officers other than the Chairman and CEO are eligible to participate in the Investment Share Program. On December 28, 2013, Messrs. Geist, Lance, and Urich held unvested Investment Shares.

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Grants of Plan-Based Awards in Fiscal Year 2013

The following table describes the potential range of annual cash incentive awards and potential payouts under equity incentive awards for fiscal 2013 performance, the actual stock options to purchase Class A Common Stock granted during fiscal 2013, and the grant date fair value of the option awards.

			Estimated Possible
			Payouts Under Non-							Exercise or		Closing	Grant Date
			Equity Incentive Plan	Estimated Future Payouts Under						Base Price		Price on	Fair Value
			Awards(2)	Equity Incentive Plan Awards						of Option		Date of	of Option
	Grant	Approval	Maximum	Threshold		Target		Maximum		Awards		Grant	Awards
Name	Date	Date(1)	($)	(#)		(#)		(#)		($/sh)		($/sh)	($)(3)
Martin F. Roper	---	---	$1,065,600	---		---		---		---		---	---
William F. Urich	---	---	$203,940	---		---		---		---		---	---
C. James Koch	1/1/13	12/12/12	$395,000	2,362	(4)	2,362	(4)	4,725	(4)	$134.45	(1)	$134.45	$273,372
John C. Geist	---	---	$200,000	---		---		---		---		---	---
Thomas W. Lance	1/1/13	12/12/12	$179,000	2,362	(4)	2,362	(4)	4,725	(4)	$134.45	(1)	$134.45	$273,372
(1)	At the December 12, 2012 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted the options effective as of January 1, 2013, with an exercise price equal to the closing price of the Company’s stock on the NYSE on the last trading day immediately prior to the effective date of the option grant.

(2)	There are no threshold levels for these awards. The amount reflects the maximum payout for full achievement of the performance goals. Nevertheless, the Compensation Committee has the discretion to adjust the actual payout upon evaluation of overall achievement.

(3)	Reflects the dollar amount of the aggregate grant date fair value of awards granted during the fiscal year as computed in accordance with ASC 718. The method and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in Notes B and N to the Company’s audited financial statements for the fiscal year ended December 28, 2013 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2014.

(4)	Each option vests at 20% per year provided certain criteria are met. The vesting of each option is contingent on the Company achieving certain performance criteria. If the Company’s depletions in 2013 increased by at least 9%, but less than 13%, over 2012 depletions, 50% of the number of shares would be eligible to vest in accordance with the vesting schedule (“Threshold”). If the Company’s depletions in 2013 increased by 13% or more over 2012 depletions, 100% of the number of shares shall be eligible to vest in accordance with the vesting schedule (“Maximum”). In February 2014, the Compensation Committee determined that the Maximum had been achieved and 4,725 shares are eligible for vesting. As a result, 20% of the eligible shares vested on March 1, 2014 and, so long as the Optionee continues to be employed by the Company or an affiliate of the Company as of each indicated date, the Option shall become incrementally exercisable as to 20% of the eligible shares on January 1 in each of the years 2015, 2016, 2017, and 2018.

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Outstanding Equity Awards at 2013 Fiscal Year End

The following table sets forth information regarding equity awards granted to the Named Executive Officers that were outstanding at December 28, 2013. Those performance-based awards that had not either vested or lapsed as of December 28, 2013 are considered unexercisable and unearned.

	Option Awards										Stock Awards
	No. of		No. of		No. of
	Securities		Securities		Securities						No. of	Market Value
	Underlying		Underlying		Underlying		Option				Shares of	of Shares
	Unexercised		Unexercised		Unexercised		Exercise		Option		Stock That	that Have
	Options		Options		Options		Price		Expiration		Have Not	Not Vested
Name	Exercisable		Unexercisable		Unearned		($)		Date		Vested	($)
Martin F. Roper	90,000	(1)	---				$22.425		6/28/2015		---	---
	180,000	(2)	---		---		$43.550		8/11/2017
	---		753,864	(3)	---		$37.650	(3)	12/31/2018	(3)
William F. Urich	6,000	(4)	---		---		$21.140		1/1/2015		---	---
	10,000	(5)	---		---		$24.950		1/1/2016
	9,000	(6)	---		---		$35.980		1/1/2017
	11,400	(7)	7,600	(7)	---		$46.600		12/31/2019
	---		65,000	(8)	---		$95.090		12/31/2020
C. James Koch	15,000	(9)	---		---		$26.070		1/1/2016		---	---
	12,000	(6)	---		---		$35.980		1/1/2017
	5,700	(7)	3,800	(7)	---		$46.600		12/31/2019
	1,000	(10)	1,500	(10)	---		$95.090		12/31/2020
	960	(11)	3,840	(11)	---		$108.560		12/31/2021
	---		---		4,725	(12)	$134.450		12/31/2022
John C. Geist	---		7,600	(7)	---		$46.600		12/31/2019		---	---
	---		80,000	(13)	---		$95.090		12/31/2020
Thomas W. Lance	56,000	(14)	---		---		$18.510		3/12/2019		---	---
	1,500	(10)	2,250	(10)	---		$95.090		12/31/2020
	960	(11)	3,840	(11)	---		$108.560		12/31/2021
	---		---		4,725	(12)	$134.450		12/31/2022
(1)	Option granted June 28, 2005 and vested on May 1, 2008.

(2)	Option granted August 13, 2007 and vested on August 13, 2013.

(3)	Option granted January 1, 2008. The option will vest at the rate of 20% on January 1 in each of the years 2014 through 2018, contingent on Mr. Roper’s continued employment with the Company. The exercise price is determined by multiplying $42.00 by the aggregate change in the DJ Wilshire 5000 Index from and after January 1, 2008 through the close of business on the trading date next preceding each date on which the option is exercised. The exercise price will not be less than $37.65 per share and the excess of the fair value of the Company’s Class A Common Stock cannot exceed $70 per share over the exercise price. On December 28, 2013, the exercise price would have been $172.10. Of the option, 603,091 shares expire on December 31, 2017 and 150,773 shares expire on December 31, 2018.

(4)	Option granted on January 1, 2005 and 2,000 shares vested on each of May 31, 2007, May 31, 2008, and May 31, 2009.

(5)	Option granted January 1, 2006 and fully vested as of January 1, 2011.

(6)	Option granted January 1, 2007 and fully vested as of January 1, 2012.

(7)	Option granted January 1, 2010 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of March 1, 2011.

(8)	Option granted January 1, 2011. The option will vest on January 1, 2016 contingent on Mr. Urich’s continued employment with the Company.

(9)	Option granted February 16, 2006 and fully vested as of January 1, 2011.

(10)	Option granted January 1, 2011 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of March 1, 2012.

(11)	Option granted January 1, 2012 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of March 1, 2013.

(12)	Option granted January 1, 2013 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of March 1, 2014.

(13)	Option granted January 1, 2011. 60% of shares will vest on January 1, 2016 and the remaining shares will vest annually in equal numbers over the following four years contingent on Mr. Geist’s continued employment with the Company.

(14)	Option granted March 13, 2009 and fully vested as of March 1, 2013.

THE BOSTON BEER COMPANY, INC. 2014 Proxy Statement    37

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Option Exercises and Stock Vested in Fiscal Year 2013

The following table sets forth information regarding options exercised and shares of Class A Common Stock acquired on vesting of restricted stock awards by the Named Executive Officers during the fiscal year ended December 28, 2013, as well as information regarding the value realized on such exercise or vesting. No Named Executive Officers have been granted any restricted stock awards that vested during the fiscal year ended December 28, 2013.

	Option Awards
	No. of Shares
	Acquired on	Value Realized
	Exercise	on Exercise
Name	(#)	($)
Martin F. Roper	30,000	$4,112,933
William F. Urich	---	---
C. James Koch	---	---
John C. Geist	3,800	$342,732
Thomas W. Lance	25,000	$3,469,960

Employment Contracts, Termination of Employment, and Change in Control Agreements

A Stockholder Rights Agreement between Boston Beer and our initial stockholders provides that so long as C. James Koch remains an employee of Boston Beer: (1) he will devote such time and effort, as a full-time, forty (40) hours-per-week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company; (2) Boston Beer will provide Mr. Koch with benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership; and (3) Boston Beer will purchase and maintain in effect term life insurance on the life of Mr. Koch.

Except for employees covered by a collective bargaining agreement (“CBA”), all full-time employees of Boston Beer, including each of the Named Executive Officers, are required to enter into a non-competition agreement with Boston Beer that prohibits the employee from accepting employment with a competitor for a period of one year after leaving Boston Beer. Nevertheless, all employees of Boston Beer not covered by a CBA are employed “at-will.”

With the exception of the option granted to Martin Roper on January 1, 2008, which is subject to limited acceleration pursuant to a defined schedule in the event of a change of ownership of our Class B Stock, all options granted under the EEIP, including those granted to the Named Executive Officers, become immediately exercisable in full in the event that C. James Koch and/or members of his family cease to control a majority of Boston Beer’s issued and outstanding Class B Common Stock (a “Change of Control”). The option agreements do not discriminate in scope or terms of operation for Executive Officers or other salaried employees.

In the hypothetical event that a Change of Control occurred on December 28, 2013, Mr. Roper would have had 200,000 option shares immediately vest pursuant to his January 1, 2008 Option Agreement. Pursuant to that agreement, said options would have been exercisable at a price of $172.10. On that date, the closing market price of Boston Beer stock was $242.10. In the hypothetical event that Mr. Roper exercised all such shares and immediately sold such shares at the closing market price, he would have received gross income of $14,000,000.

THE BOSTON BEER COMPANY, INC. 2014 Proxy Statement    38

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AUDIT INFORMATION

Ernst & Young LLP (“EY”) has audited our consolidated financial statements for the fiscal years ended December 28, 2013 and December 29, 2012.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Boston Beer’s independent registered public accounting firm, currently EY. The Audit Committee pre-approved all such audit and non-audit services provided by EY during 2013. In 2012 and 2013, the services provided by EY included audit services, audit-related services, tax services, and other services and resulted in the fees set forth below:

	2013	2012
Audit Fees	$539,500	$410,000
Audit-Related Fees(1)	$37,600	$28,500
Tax Fees(2)	$77,890	$126,950
TOTAL	$654,990	$565,450
(1)	Boston Beer paid EY $37,600 for audit fees relating to the Company’s 401(k) plans in 2013 and $28,500 for audit fees relating to the Company’s 401(k) plans in 2012.

(2)	Tax fees in 2013 consisted of $58,000 for federal and state tax return compliance assistance, $6,365 for federal and state examination review assistance and $13,525 for other tax-related advisory services. Tax fees in 2012 consisted of $105,000 for federal and state tax return compliance assistance, $8,575 for federal and state examination review assistance and $13,375 for other tax-related advisory services.

Audit Committee Report(1)

The Audit Committee, which is comprised of four independent Directors, each of whom qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on his relevant experience, oversees Boston Beer’s financial reporting process on behalf of the Board. In that regard, the Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and EY, our independent registered public accounting firm. The Audit Committee has also discussed with EY the matters required to be discussed pursuant to applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY their independence.

In addition, the Audit Committee met with senior management periodically during 2013 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee met privately with our independent registered public accounting firm, our internal auditor, and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements should be included in our Annual Report on Form 10-K for fiscal year 2013 filed with the SEC.

Gregg A. Tanner, Chair Pearson C. Cummin, III Jay Margolis Jean-Michel Valette

Auditor Independence

Neither the report of EY on our financial statements for 2012 nor its report on our financial statements for 2013 contained an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such accountants’ satisfaction, would have caused such accountants to make reference to the subject matter of the disagreement in connection with its reports. During our two most recent fiscal years, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

Representatives of EY are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

(1)	The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOSTON BEER COMPANY, INC. 2014 Proxy Statement    39

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VOTING MATTERS FOR 2014 ANNUAL MEETING

Item 1:	Election of Class A Directors by Class A Stockholders

The Board of Directors, upon the recommendation of the Nominating/Governance Committee, has nominated David A. Burwick, Pearson C. Cummin III, and Jean-Michel Valette, each of whom is an incumbent Director, for reelection to the Board as a Class A Director for a one-year term. Provided a quorum is present and it is an uncontested election, these Directors are elected by a plurality of votes cast by the Class A Stockholders at the Annual Meeting.

The Board of Directors recommends that the Class A Stockholders vote “FOR” all nominees for Class A Director.

Item 2:	Advisory Vote on Executive Compensation by Class A Stockholders

At Boston Beer’s 2011 Annual Meeting of Stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding Named Executive Officer compensation. Consistent with the recommendation of the Board of Directors, a majority of the shares of the Company’s Class A Common Stock cast on the matter were in favor of holding such an advisory vote on an annual basis. After consideration of the 2011 voting results, and based upon its prior recommendation, the Board determined that Boston Beer will conduct future advisory votes regarding compensation awarded to its Named Executive Officers on an annual basis. While the holders of Class A Common Stock have only limited voting rights, consistent with the intent of the Dodd-Frank Act and SEC rules, the Board is providing the holders of Class A Common Stock with the opportunity to cast a non-binding advisory vote to approve the compensation of Boston Beer’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The compensation of Boston Beer’s Named Executive Officers is disclosed in the CD&A, the compensation tables, and the related disclosures contained in this Proxy Statement. As described in the CD&A, Boston Beer has adopted an executive compensation philosophy designed to deliver competitive total compensation upon the achievement of financial and/or strategic performance objectives, which will attract, motivate, and retain leaders who will drive the creation of stockholder value. In order to implement that philosophy, the Compensation Committee has established a disciplined process for the adoption of executive compensation programs and individual Executive Officer pay actions. Boston Beer believes that its compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with the long-term interests of our stockholders, and provide an appropriate balance between risk and incentives. Stockholders are urged to read the CD&A section of this Proxy Statement, which discusses in greater detail how Boston Beer’s compensation policies and procedures implement its executive compensation philosophy. The Board of Directors asks the stockholders to indicate their support for the Named Executive Officer compensation, as described in this Proxy Statement, by approval of the following resolution:

“RESOLVED, that the compensation policies and procedures followed by Boston Beer and the Compensation Committee of Boston Beer’s Board of Directors and the level and mix of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, resulting from such policies and procedures are hereby determined to be appropriate for Boston Beer and are accordingly approved.”

The vote on this Item 2 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Item 2.

The Board of Directors recommends a vote “FOR” the adoption of the foregoing resolution approving Boston Beer’s executive compensation policies and procedures and the 2013 compensation paid to its Named Executive Officers, as disclosed in the CD&A, the compensation tables, and related narratives in this Proxy Statement.

THE BOSTON BEER COMPANY, INC. 2014 Proxy Statement    40

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Item 3:	Election of Class B Directors by Class B Stockholder

The Board of Directors, upon the recommendation of the Nominating/Governance Committee, has nominated Cynthia Fisher, C. James Koch, Jay Margolis, Martin F. Roper, and Gregg A. Tanner, each of whom is an incumbent Director, for reelection to the Board as a Class B Director for a one-year term. Provided a quorum is present and it is an uncontested election, these Directors are elected by the Class B Stockholder at the Annual Meeting.

The Board of Directors recommends that the Class B Stockholder vote “FOR” all nominees for Class B Director.

Item 4:	Ratification of Appointment of Independent Registered Public Accounting Firm by Class B Stockholder

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 28, 2013 and has been selected by the Audit Committee to serve as our independent registered public accounting firm for the current fiscal year. Representatives of Ernst & Young will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Although our By-Laws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that the Class B Stockholder ratify the selection of Ernst & Young as our independent registered accounting firm for the fiscal year ending December 27, 2014.

Under Boston Beer’s Articles of Organization, voting rights regarding matters other than a limited number of specific issues run solely with the Company’s Class B Common Stock. Accordingly, an affirmative vote of the sole Class B Stockholder is required to approve this Item 4.

The Board of Directors recommends that the Class B Stockholder vote “FOR” the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for Boston Beer’s fiscal year ending December 27, 2014.

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in submitting a proposal intended for inclusion in the Proxy Materials for the Annual Meeting of Stockholders to be held in 2015 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 12, 2014.

If a stockholder wishes to present a proposal at the 2015 Annual Meeting of Stockholders but not have it included in the Company’s Proxy Materials for that meeting, the proposal must be received by the Company no later than March 13, 2015, and it must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

OTHER INFORMATION

Annual Report

A copy of the 2013 Annual Report on Form 10-K as required to be filed with the SEC, excluding exhibits, is incorporated by reference, and will be mailed to stockholders without charge upon written request to: Investor Relations, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210.

By order of the Board of Directors,

Kathleen H. Wade

Corporate Secretary

THE BOSTON BEER COMPANY, INC. 2014 Proxy Statement    41

THE BOSTON BEER COMPANY, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on June 3, 2014.

Vote by Internet

- Go to **www.envisionreports.com/sam**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

VOTING MATTERS FOR THE CLASS A STOCKHOLDERS

A Proposals — This Proxy will be voted as directed, or if no direction is indicated, will be voted "FOR" the election of directors and "FOR" Item 2. +

1. ELECTION OF CLASS A DIRECTORS: Nominees: FOR ALL ☐ WITHHOLD FOR ALL ☐ *EXCEPTIONS ☐

01 - David A. Burwick
02 - Pearson C. Cummin, III
03 - Jean-Michel Valette

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.

***Exceptions**_______________________________

2. To approve, by non-binding advisory vote, our executive officers' compensation. For ☐ Against ☐ Abstain ☐

3. Such other matters as may properly come before the meeting or at any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X +

01T0KA